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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ImmunoGen, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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830 Winter Street, Waltham, MA 02451	TEL: (781) 895-0600 FAX: (781) 895-0610

October 4, 2010

Dear Shareholder:

        You are cordially invited to attend the 2010 Annual Meeting of Shareholders of ImmunoGen, Inc. to be held on Tuesday, November 16, 2010 beginning at 11:00 a.m., local time, at our offices, 830 Winter Street, Waltham, Massachusetts.

        The accompanying Notice of Annual Meeting of Shareholders and proxy statement describe the matters that will be presented at our annual meeting. The agenda for the meeting includes proposals to elect nine members to our Board of Directors, to increase the number of shares issuable pursuant to our 2006 Employee, Director and Consultant Equity Incentive Plan, and to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2011. The Board of Directors recommends that you vote FOR the election of its slate of directors, FOR the proposed increase in the number of shares issuable under our 2006 Plan, and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

        Please refer to the enclosed proxy statement for detailed information on each of the proposals. Your vote is important. Whether or not you expect to attend the meeting in person, your shares should be represented. Therefore, we urge you to complete, sign, date and promptly return the enclosed proxy card, or vote via the Internet or telephone, promptly and in accordance with the instructions set forth in either the Notice Regarding the Availability of Proxy Materials that you received or on the proxy card. This will ensure your proper representation at our annual meeting.

Sincerely,

DANIEL M. JUNIUS President and Chief Executive Officer

YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR PROXY PROMPTLY.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On November 16, 2010

To Shareholders:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of ImmunoGen, Inc. will be held on Tuesday, November 16, 2010 beginning at 11:00 a.m., local time, at ImmunoGen's offices, 830 Winter Street, Waltham, Massachusetts, for the following purposes:

  1.
  To fix the number of members of the Board of Directors at nine.

  2.
  To elect nine members of the Board of Directors to hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified.

  3.
  To approve an amendment to our 2006 Employee, Director and Consultant Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder by 4,000,000.

  4.
  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2011.

  5.
  To transact such other business as may properly come before the meeting or at any adjournments or postponements thereof.

        The Board of Directors has fixed the close of business on September 21, 2010 as the record date for the meeting. All shareholders of record on that date are entitled to notice of and to vote at the meeting. We began mailing the Notice Regarding the Availability of Proxy Materials on or about October 4, 2010. Our proxy materials, including this proxy statement and our 2010 annual report, will also be available on or about October 4, 2010 on the website referred to in the Notice Regarding the Availability of Proxy Materials.

        You are cordially invited to attend the annual meeting in person, if possible. Whether or not you expect to attend the meeting in person, please complete, sign and date the enclosed proxy and return it in the envelope enclosed for this purpose, or vote via the Internet or by telephone, as soon as possible. If you attend the meeting, you may continue to have your shares voted as instructed in the proxy or you may withdraw your proxy and vote your shares in person.

By Order of the Board of Directors

CRAIG BARROWS Secretary

October 4, 2010

Page
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	1
VOTING SECURITIES	4
ELECTION OF DIRECTORS (Notice Item 1 and Item 2)	8
CORPORATE GOVERNANCE	11
DIRECTOR COMPENSATION	18
AMENDMENT TO 2006 EMPLOYEE, DIRECTOR AND CONSULTANT EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THEREUNDER BY 4,000,000 (Notice Item 3)	21
EXECUTIVE OFFICERS	27
EXECUTIVE COMPENSATION	27
REPORT OF THE COMPENSATION COMMITTEE	43
REPORT OF THE AUDIT COMMITTEE	44
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Notice Item 4)	44
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	46
SHAREHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING	46
CERTAIN MATTERS RELATING TO PROXY MATERIALS	46
OTHER MATTERS	47
ANNUAL REPORT ON FORM 10-K	47
EXHIBIT A—2006 EMPLOYEE, DIRECTOR AND CONSULTANT EQUITY INCENTIVE PLAN (as amended through September 22, 2010)	A-1

830 Winter Street
Waltham, Massachusetts 02451
781-895-0600

PROXY STATEMENT

 QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why are these materials being made available to me?

        We are making these proxy materials available to you on or about October 4, 2010 in connection with the solicitation of proxies by the Board of Directors of ImmunoGen, Inc. ("ImmunoGen") for our 2010 annual meeting of shareholders, and any adjournment or postponement of that meeting. The meeting will be held on Tuesday, November 16, 2010 beginning at 11:00 a.m., local time, at our offices, 830 Winter Street, Waltham, Massachusetts. You are invited to attend the meeting, and we request that you vote on the proposals described in this proxy statement. You do not need to attend the meeting in person to vote your shares. Instead, you may have your shares voted at the meeting on your behalf by following the instructions below to submit your proxy on the Internet. Alternatively, if you requested and received a printed copy of these materials, you may complete, sign and return the accompanying proxy card or submit your proxy by telephone as described below in order to have your shares voted at the meeting on your behalf.

        We intend to mail a Notice Regarding the Availability of Proxy Materials (referred to elsewhere in this proxy statement as the "Notice") to all shareholders of record entitled to vote at the annual meeting on or about October 4, 2010. The Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice will also instruct you as to how you may submit your proxy on the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions included in the Notice for requesting such materials.

What am I voting on?

        There are four matters scheduled for a vote:

  •
  To fix the number of members of our Board of Directors at nine;

  •
  To elect nine members of our Board of Directors;

  •
  To approve an amendment to our 2006 Employee, Director and Consultant Equity Incentive Plan, or the 2006 Plan, to increase the number of shares of common stock authorized for issuance thereunder by 4,000,000; and

  •
  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2011.

Who can attend and vote at the meeting?

        Shareholders of record at the close of business on September 21, 2010 are entitled to attend and vote at the meeting. Each share of our common stock is entitled to one vote on all matters to be voted on at the meeting, and can be voted only if the record owner is present to vote or is represented by proxy. The Notice you received by mail and the proxy card provided with this proxy statement indicate the number of shares of common stock that you own and are entitled to vote at the meeting.

What constitutes a quorum at the meeting?

        The presence at the meeting, in person or represented by proxy, of the holders of a majority of our common stock outstanding on September 21, 2010, the record date, will constitute a quorum for purposes of the meeting. On the record date, 67,951,883 shares of our common stock were outstanding. For purposes of determining whether a quorum exists, proxies received but marked "abstain" and so-called "broker non-votes" (described below) will be counted as present.

How do I vote by proxy?

        Your vote is very important. Whether or not you plan to attend the meeting, we urge you to either

  •
  vote on the Internet pursuant to the instructions provided in the Notice you received by mail, or

  •
  request printed copies of the proxy materials by mail pursuant to the instructions provided in the Notice, and either

  •
  complete, sign, date and return the proxy card you will receive in response to your request, or

  •
  vote by telephone (toll-free) in the United States or Canada, in accordance with the instructions on the proxy card.

        Requests for printed copies of the proxy materials should be made no later than November 2, 2010 to ensure that they will be received in time for you to cast your vote on a timely basis. Please note that the Notice is not a proxy card or a ballot, and any attempt to vote your shares by marking and returning the Notice will be ineffective.

        If you properly complete and deliver your proxy (whether electronically, by mail or by telephone) and it is received by 11:59 p.m. Eastern Time on November 15, 2010, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign, date and return the proxy card but do not specify how your shares are to be voted, then your proxy will vote your shares as follows:

  •
  FOR the proposal to fix the number of members of our Board of Directors at nine;

  •
  FOR the election of the nine nominees named below under "Election of Directors;"

  •
  FOR approval of the amendment to the 2006 Plan to increase the number of shares of common stock of common stock authorized for issuance thereunder by 4,000,000; and

  •
  FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2011.

        If any other matter properly comes before the meeting or at any adjournments or postponements thereof, your proxy will vote your shares in his discretion. At present we do not know of any other business that is intended to be brought before or acted upon at the meeting.

How do I vote if my shares are held by my broker?

        If your shares are held by your broker in "street name," you will need to instruct your broker concerning how to vote your shares in the manner provided by your broker. If your shares are held in "street name" and you wish to vote them in person at the meeting, you must obtain from your broker a properly executed legal proxy, identifying you as an ImmunoGen shareholder, authorizing you to act on behalf of the broker at the meeting and specifying the number of shares with respect to which the authorization is granted.

What discretion does my broker have to vote my shares held in "street name"?

        A broker holding your shares in "street name" must vote those shares according to any specific instructions it receives from you. If specific instructions are not received, your broker generally may vote your shares in its discretion, depending on the type of proposal involved. There are certain matters on which brokers may not vote without specific instructions from you. If such a matter comes before the meeting and you have not specifically instructed your broker how to vote your shares, your shares will not be voted on that matter, giving rise to what is called a "broker non-vote." Shares represented by broker non-votes will be counted for purposes of determining the existence of a quorum for the transaction of business, but for purposes of determining the number of shares voting on a particular proposal broker non-votes will not be counted as votes cast or shares voting. Brokers do not have discretion to vote your shares for the election of directors or on the proposal to approve an amendment to the 2006 Plan without sufficient instructions from you, and your failure to instruct your broker how to vote on these items will result in a broker non-vote.

Can I change my vote after I have already voted?

        Yes. You may change your vote at any time before your proxy is exercised. To change your vote, you may:

  •
  Deliver to our corporate secretary a written notice revoking your earlier vote; or

  •
  Submit a properly completed and signed proxy card with a later date; or

  •
  Vote again telephonically or electronically (available until 11:59 p.m. Eastern Time on November 15, 2010); or

  •
  Vote in person at the meeting.

        Your last dated proxy card or vote cast will be counted. Your attendance at the meeting will not be deemed to revoke a previously-delivered proxy unless you clearly indicate at the meeting that you intend to revoke your proxy and vote in person.

        If your shares are held in "street name," you should contact your broker for instructions on changing your vote.

How are votes counted?

  •
  Election of directors.  The nine nominees who receive the highest number of "For" votes will be elected. If you do not vote for a particular nominee, or you withhold authority for one or all nominees, your vote will have no effect on the outcome of the election.

  •
  Other business.  The proposal to fix the number of members of our Board of Directors at nine, approval of the proposed amendment to the 2006 Plan, ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, and approval of all other business that may properly come before the meeting require in each case the favorable vote of a majority of the votes cast on the matter. Abstentions and broker non-votes, which are described above, will have no effect on the outcome of voting on these matters.

How is ImmunoGen soliciting proxies?

        We bear the cost of preparing, assembling and mailing the proxy material relating to the solicitation of proxies by the Board of Directors for the meeting. In addition to the use of the mails, certain of our officers and regular employees may, without additional compensation, solicit proxies in person, by telephone or other means of communication. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares, and will reimburse those record holders for their reasonable expenses in transmitting this material. In addition, we have engaged The Proxy Advisory Group, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and reimbursement of customary disbursements that are not expected to exceed $20,000 in the aggregate.

VOTING SECURITIES

Who owns more than 5% of our stock?

        On September 21, 2010, there were 67,951,883 shares of our common stock outstanding. On that date, to our knowledge there were five shareholders who owned beneficially more than 5% of our common stock. The table below contains information, as of the date noted below, regarding the beneficial ownership of these entities.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
FMR LLC(1) Edward C. Johnson III	9,962,172	14.7%
PRIMECAP Management Company(2) PRIMECAP Odyssey Growth Fund PRIMECAP Odyssey Aggressive Growth Fund	9,945,887	14.6%
Samana Capital, L.P.(3) Morton Holdings, Inc. Philip B. Korsant	4,312,500	6.3%
BB Biotech AG(4) Biotech Target N.V.	3,522,478	5.2%
BlackRock Fund Advisors(5) BlackRock Institutional Trust Company, N.A.	3,486,382	5.1%

(1)
Based on a Schedule 13G filed with the SEC on February 16, 2010 reporting beneficial ownership as of December 31, 2009 as supplemented by information contained in a Schedule 13F filed with the SEC on August 16, 2010 reporting beneficial ownership as of June 30, 2010. The Schedule 13G filing reported that FMR LLC had sole voting power with respect to 3,000 shares and sole investment power with respect to all of the shares reported, and that Edward C. Johnson III, through his control of FMR LLC, had sole investment power with respect to all of the shares reported. The reporting entities' address is 82 Devonshire Street, Boston, Massachusetts 02109.

(2)
Based on Schedule 13Gs filed with the SEC on March 8, 2010 and April 9, 2010 reporting beneficial ownership as of February 28, 2010 and March 31, 2010 as supplemented by information contained in a Schedule 13F filed with the SEC on August 13, 2010 reporting beneficial ownership as of June 30, 2010. The Schedule 13F filing reported that PRIMECAP Management Company had sole voting power with respect to 8,802,312 shares and sole investment power with respect to all of the shares reported. The reporting entities' address is 225 South Lake Street, Suite 400, Pasadena, California 91101.

(3)
Based on a Schedule 13G filed with the SEC on February 16, 2010 reporting beneficial ownership as of December 31, 2009. The filing reported that each reporting entity had shared voting and investment power with respect to all the shares reported. The reporting entities' address is 283 Greenwich Avenue, Greenwich, Connecticut 06830.

(4)
Based on a Schedule 13G filed with the SEC on May 14, 2010 reporting beneficial ownership as of May 7, 2010 as supplemented by information contained in a Schedule 13F filed with the SEC on August 3, 2010 reporting beneficial ownership as of June 30, 2010. The Schedule 13G filing reported that each filing entity had shared voting and investment power with respect to all of the shares reported. The reporting entities' address is Vordergasse 3, CH-8200 Schaffhausen, Switzerland.

(5)
Based on a Schedule 13F filed with the SEC on August 12, 2010 by BlackRock Fund Advisors reporting beneficial ownership of 1,726,079 shares as of June 30, 2010, and a Schedule 13F filed with the SEC on August 12, 2010 by BlackRock Institutional Trust Company, N.A. reporting beneficial ownership of 1,760,303 shares as of June 30, 2010. The Schedule 13F filings reported that each entity had sole voting and investment power with respect to all the shares reported. The reporting entities' address is 400 Howard Street, San Francisco, California 94105.

How many shares do ImmunoGen's directors and executive officers own?

        The following information is furnished as of September 21, 2010, with respect to common stock beneficially owned by: (1) our directors (including our chief executive officer) and director nominees; (2) our other executive officers named in the summary compensation table elsewhere in this proxy statement; and (3) all directors and executive officers as a group. Unless otherwise indicated, the individuals named below held sole voting and investment power over the shares listed.

Name and Address of Beneficial Owner*	Number of Shares Beneficially Owned	Percent of Class(1)
David W. Carter(2)	89,867	**
Daniel M. Junius(3)	547,334	**
Stephen C. McCluski(4)	28,210	**
Nicole Onetto, M.D.(5)	35,500	**
Howard H. Pien(6)	5,723	**
Mitchel Sayare, Ph.D.(7)	1,425,228	2.1%
Mark Skaletsky(8)	58,626	**
Joseph J. Villafranca, Ph.D.(9)	51,809	**
Richard J. Wallace(10)	25,078	**
John M. Lambert, Ph.D.(11)	528,086	**
James J. O'Leary, M.D.(12)	53,167	**
Gregory D. Perry(13)	66,356	**
Peter J. Williams(14)	20,000	**
All directors and executive officers as a group (13 persons)(15)	2,934,984	4.2%

*
Unless otherwise indicated, the address is c/o ImmunoGen, Inc., 830 Winter Street, Waltham, Massachusetts 02451.

**
Less than 1.0%.

(1)
The number and percent of the shares of common stock with respect to each beneficial owner are calculated by assuming that all shares which may be acquired by such person within 60 days of September 21, 2010 are outstanding.

(2)
Includes (a) 45,000 shares owned by Mr. Carter individually; (b) 10,000 shares which may be acquired by Mr. Carter within 60 days of September 21, 2009 through the exercise of stock options; and (c) 34,867 shares that Mr. Carter may receive upon redemption of deferred stock units within 60 days of September 21, 2010.

(3)
Includes (a) 50,000 shares owned by Mr. Junius individually; and (b) 497,334 shares which may be acquired by Mr. Junius within 60 days of September 21, 2010 through the exercise of stock options.

(4)
Includes 28,210 shares that Mr. McCluski may receive upon redemption of deferred stock units within 60 days of September 21, 2010.

(5)
Includes 35,500 shares that Dr. Onetto may receive upon redemption of deferred stock units within 60 days of September 21, 2010.

(6)
Includes 5,723 shares that Mr. Pien may receive upon redemption of deferred stock units within 60 days of September 21, 2010.

(7)
Includes (a) 533,136 shares owned by Dr. Sayare individually; (b) 888,333 shares which may be acquired by Dr. Sayare within 60 days of September 21, 2010 through the exercise of stock options; and (c) 3,759 shares that Dr. Sayare may receive upon redemption of deferred stock units within 60 days of September 21, 2010.

(8)
Includes (a) 13,759 shares owned by Mr. Skaletsky individually; (b) 10,000 shares which may be acquired by Mr. Skaletsky within 60 days of September 21, 2010 through the exercise of stock options; and (c) 34,867 shares that Mr. Skaletsky may receive upon redemption of deferred stock units within 60 days of September 21, 2010.

(9)
Includes 51,809 shares that Dr. Villafranca may receive upon redemption of deferred stock units within 60 days of September 21, 2010.

(10)
Includes 25,078 shares that Mr. Wallace may receive upon redemption of deferred stock units within 60 days of September 21, 2010.

(11)
Includes (a) 65,586 shares owned by Dr. Lambert individually; (b) 449,500 shares which may be acquired by Dr. Lambert within 60 days of September 21, 2010 through the exercise of stock options; and (c) 13,000 owned by Dr. Lambert's spouse, as to which Dr. Lambert disclaims beneficial ownership.

(12)
Includes 53,167 shares which may be acquired by Dr. O'Leary within 60 days of September 21, 2010 through the exercise of stock options.

(13)
Includes 66,356 shares which may be acquired by Mr. Perry within 60 days of September 21, 2010 through the exercise of stock options.

(14)
Includes 20,000 shares which may be acquired by Mr. Williams within 60 days of September 21, 2010 through the exercise of stock options.

(15)
See footnotes (2)—(14).

ELECTION OF DIRECTORS
(Notice Item 1 and Item 2)

Who sits on the Board of Directors?

        Our by-laws provide that, at each annual meeting of shareholders, our shareholders will fix the number of directors to be elected to our Board of Directors. At our 2009 annual meeting of shareholders, the shareholders voted to fix the number of directors at nine, and our Board of Directors currently consists of nine members. The shareholders may increase or decrease the number of directors constituting the full Board of Directors, provided that such number may not be less than three.

        We are proposing that shareholders fix the number of directors to be elected at the meeting at nine. We are nominating the nine current directors listed below for re-election at the meeting. Persons elected as directors at the meeting will serve in office until the next annual meeting of shareholders and until their successors have been elected and qualified or until they die, resign or are removed.

Recommendation

        The Board recommends a vote "FOR" the proposal fixing the number of directors at nine, and "FOR" the election of the nominees listed below.

Information About the Director Nominees

        The persons named as proxies in the accompanying proxy card will vote, unless authority is withheld, for the election of the nominees named below. We have no reason to believe that any of the nominees will be unavailable for election. However, if any one of them becomes unavailable, the persons named as proxies in the accompanying proxy card have discretionary authority to vote for a substitute chosen by the Board. Any vacancies not filled at the meeting may be filled by the Board.

        The names of our director nominees and certain other information about them are set forth below.

Name	Age	Year First Elected a Director	Position
Daniel M. Junius	58	2008	President and Chief Executive Officer; Director
Stephen C. McCluski(1)	58	2007	Chairman of the Board; Chairman of the Audit Committee
David W. Carter(1)(2)	71	1997	Director; Chairman of the Governance and Nominating Committee
Nicole Onetto, M.D.(2)	57	2005	Director
Howard H. Pien(3)	52	2009	Director
Mitchel Sayare, Ph.D.	62	1986	Director
Mark Skaletsky(1)(3)	62	2000	Director; Chairman of the Compensation Committee
Joseph J. Villafranca, Ph.D.(2)(3)	66	2004	Director
Richard J. Wallace(3)	59	2007	Director

(1)
Member of the Audit Committee.

(2)
Member of the Governance and Nominating Committee.

(3)
Member of the Compensation Committee. At a meeting of the Board held on November 11, 2009, Mr. Pien was appointed to the Compensation Committee in place of Dr. Villafranca.

        Daniel M. Junius has served as our President and Chief Executive Officer since January 2009. Prior to that he served as our President and Chief Operating Officer and Acting Chief Financial Officer from July 2008 to December 2008, as our Executive Vice President and Chief Financial Officer from 2006 to July 2008, and as our Senior Vice President and Chief Financial Officer from 2005 to 2006. Prior to joining ImmunoGen in 2005, he served as Executive Vice President and Chief Financial Officer of New England Business Service, Inc. (NEBS), a supplier of business products and services to small businesses, from 2002 to 2004, and as Senior Vice President and Chief Financial Officer of NEBS from 1998 to 2002. Mr. Junius holds a Masters of Management from Northwestern University's Kellogg School of Management. We believe that Mr. Junius should serve on our Board in recognition of his leadership role as our President and Chief Executive Officer. As a result of his position, Mr. Junius has a thorough understanding of all aspects of our business and operations.

        Stephen C. McCluski has served as the Chairman of our Board of Directors since 2009. Mr. McCluski served as Senior Vice President and Chief Financial Officer of Bausch & Lomb Incorporated, a manufacturer of health care products for the eye, from 1995 to his retirement in 2007. Prior to that he served in various executive capacities at Bausch & Lomb and its subsidiaries from 1989 to 1995. Mr. McCluski is also a director of Standard Microsystems Corporation and the James P. Wilmot Cancer Center of the University of Rochester and, within the past five years, he also served as a director of Indevus Pharmaceuticals, Inc. We believe Mr. McCluski's qualifications to serve on our Board include his global management experience and knowledge of financial and accounting matters and mergers and acquisitions. As a result of these experiences, Mr. McCluski has a wide-ranging understanding of business organizations generally and healthcare businesses in particular. Mr. McCluski also has significant corporate governance experience through his service on other company boards.

        David W. Carter served as our lead independent director from 2002 to 2009. Mr. Carter has served a Chief Executive Officer of Origen Therapeutics, Inc., a biotechnology company, since November 2009. He also founded and has served as President of DaCart, Inc., which provides consulting services to start-up and re-start biotechnology companies, since 2006. Prior to that he served as Chief Executive Officer and Chairman of Xenogen Corporation, a biotechnology company, from 1997 to its acquisition by Caliper Life Sciences, Inc. in 2006. Prior to that he served as Chairman of the Board, President and Chief Executive Officer of Somatix Therapy Corporation, a gene therapy company, from 1991 to its merger with Cell Genesys, Inc. in 1997. Mr. Carter is also a director of ThermoGenesis Corp., Caliper Life Sciences, Inc., Origen Therapeutics, Inc. and Cobalt Technologies, Inc. and, within the past five years, he also served as a director of Xenogen Corporation and Cell Genesys, Inc. We believe that Mr. Carter's qualifications to serve on our Board include his current and former experience as a chief executive officer and/or director of several biotechnology companies. As a result of these experiences, Mr. Carter has a wide-ranging understanding of biotechnology research and development and the full range of issues facing early- and mid-stage biotechnology companies. Mr. Carter also has significant corporate governance experience through his service on other company boards.

        Nicole Onetto, M.D., has served as Deputy Director of the Ontario Institute for Cancer Research since 2009. Prior to that she served as Senior Vice President and Chief Medical Officer of ZymoGenetics, Inc., a biotechnology company, from 2005 to 2009. Prior to that she served as Executive Vice President and Chief Medical Officer at OSI Pharmaceuticals, Inc., a biopharmaceutical company, from 2003 to 2005, and as Executive Vice President of OSI Pharmaceutical's Oncology business from 2002 to 2003. Prior to that she served as Senior Vice President, Medical Affairs, at Gilead Sciences, Inc., a biopharmaceutical company, from 2000 to 2001. Dr. Onetto has a Doctor of Medicine degree from the University of Paris V, France and a M.Sc. in Pharmacology from the University of Montreal. We believe Dr. Onetto's qualifications to serve on our Board include her chief medical officer and senior medical affairs positions at several biopharmaceutical companies. As a result of these experiences, Dr. Onetto has a deep understanding of the clinical development of biopharmaceutical products both in the U.S. and internationally.

        Howard H. Pien has most recently served as Chairman of the Board and Chief Executive Officer of Medarex, Inc., a biotechnology company, from 2007 to its acquisition by Bristol-Myers Squibb Company in September 2009. Prior to that he was a private consultant from 2006 to 2007. Prior to that he served as President and Chief Executive Officer of Chiron Corporation, a biopharmaceutical company, from 2003 to its acquisition by Novartis AG in 2006. Prior to that he served in various executive capacities at GlaxoSmithKline plc (GSK), a pharmaceutical company, and its predecessor companies, including as President of GSK's International Pharmaceuticals business from 2000 to 2003, and as President of Pharmaceutical Operations of SmithKline Beecham plc (a predecessor of GSK). Mr. Pien also worked for six years at Abbott Laboratories, a diversified health care products company, and for five years at Merck & Co., Inc., a pharmaceutical company, in positions in sales, market research, licensing and product management. Mr. Pien is also a director of Vanda Pharmaceuticals, Inc. and ViroPharma Incorporated and, within the past five years, he also served as a director of Medarex, Inc and Chiron Corporation and, for a period of approximately two months during 2007, the Company.

        Mitchel Sayare, Ph.D., served as our Chairman of the Board from 1989 to 2009, and as our Chief Executive Officer from 1986 to 2008, and as our President from 1986 to 1992, and from 1994 to July 2008. Prior to joining ImmunoGen, he served as Vice President of Development of Xenogen, Inc., a biotechnology company, from 1982 to 1985. Prior to that he was Assistant Professor of Biophysics and Biochemistry at the University of Connecticut. Dr. Sayare holds a Ph.D. in Biochemistry from Temple University School of Medicine. Dr. Sayare is also a director of PharmAthene, Inc. and, within the past five years, he also served as a director of ImmuCell Corporation. We believe Dr. Sayare's qualifications to serve on our Board include his 24-year service as our Chief Executive Officer. As a result of this experience, Dr. Sayare has a deep understanding of our technology and a unique historical perspective with respect to our business. Dr. Sayare also has a wide-ranging understanding of issues and trends in the biotechnology industry as a result of his ImmunoGen experience.

        Mark Skaletsky has served as Chairman of the Board and Chief Executive Officer of Fenway Pharmaceuticals, Inc., a drug development company, since 2008. Prior to that he served as Chairman of the Board and Chief Executive Officer of Trine Pharmaceuticals, Inc. (formerly Essential Therapeutics, Inc.), a drug development company, from 2001 to 2007. Prior to that he served as Chairman of the Board and Chief Executive Officer of The Althexis Company, Inc. a drug discovery company, from 2000 to its acquisition by Essential Therapeutics in 2001. Mr. Skaletsky is also a director of Alkermes, Inc. and Targacept, Inc. and, within the past five years, he also served as a director of Icoria, Inc. (acquired by Clinical Data, Inc.) and AMAG Pharmaceuticals, Inc. We believe Mr. Skaletsky's qualifications to serve on our Board include his current and former experience as a chief executive officer and/or director of several biotechnology companies. In addition, Mr. Skaletsky has served in various leadership roles at BIO, the leading biotechnology trade organization (including its predecessor), since its founding. As a result of these experiences, Mr. Skaletsky has a wide-ranging understanding of biotechnology research and development and of the current state of the biotechnology industry generally. Mr. Skaletsky also has significant experience sitting on audit, compensation and corporate governance committees through his service on other company boards.

        Joseph J. Villafranca, Ph.D., has served as Senior Vice President, SOU Head, Life Sciences, of Tunnell Consulting, a consulting firm focusing on the life sciences industry, since 2009. Prior to that he served as Senior Vice President—Operations and Principal & Practice Director, Life Sciences, of Tunnell Consulting from 2006 to 2009. Prior to that he served as President of Biopharmaceutical Consultants LLC from 2005 to 2006. Prior to that he served as Executive Vice President, Pharmaceutical Development and Operations at Neose Technologies, Inc., a biotechnology company, from 2002 to 2005. Prior to that he served in various executive positions at Bristol-Myers Squibb Company over a period of 11 years. Dr. Villafranca holds a Ph.D. in Biochemistry/Chemistry from Purdue University and completed his postdoctoral work at the Institute for Cancer Research in Philadelphia, Pennsylvania. Dr. Villafranca is also a director of Tunnell Consulting (an ESOP) and ANIMA Cell Metrology. We believe Dr. Villafranca's qualifications to serve on our Board include his current and former experience as an industry consultant as well as his executive positions at both biotechnology and large pharmaceutical companies. As a result of these experiences, Dr. Villafranca has a wide-ranging understanding of biopharmaceutical businesses, with particular expertise in the area of chemistry, manufacturing and control (CMC). Dr. Villafranca also has significant experience sitting on audit, compensation and corporate governance committees through is service on other company boards.

        Richard J. Wallace served as a Senior Vice President for Research and Development at GlaxoSmithKline plc (GSK), a pharmaceutical company, from 2004 to his retirement in 2008. Prior to that he served in various executive capacities for GSK and its predecessor companies and their subsidiaries from 1992 to 2004. Mr. Wallace's experience prior to joining GSK included eight years with Bristol-Myers Squibb Company and seven years at Johnson & Johnson (in assignments spanning marketing, sales, manufacturing and general management). Mr. Wallace is also a director of Clinical Data, Inc., Bridgehead International Ltd. and GNC Corporation and, within the past five years, he also served as a director of Avigen, Inc. We believe Mr. Wallace's qualifications to serve on our Board include former experience in various capacities of increasing responsibility at several large pharmaceutical companies. As a result of these experiences, Mr. Wallace has a wide-ranging understanding of drug development both in the U.S. and internationally. Mr. Wallace also has significant corporate governance experience through his service on other company boards.

CORPORATE GOVERNANCE

Independence

        Our Board of Directors has determined that a majority of the members of the Board should consist of "independent directors," determined in accordance with the applicable listing standards of the NASDAQ Stock Market as in effect from time to time. Directors who are also ImmunoGen employees are not considered to be independent for this purpose. For a non-employee director to be considered independent, he or she must not have any direct or indirect material relationship with ImmunoGen. A material relationship is one which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In determining whether a material relationship exists, the Board considers the circumstances of any direct compensation received by a director or a member of a director's immediate family from ImmunoGen; any professional relationship between a director or a member of a director's immediate family and ImmunoGen's outside auditors; any participation by an ImmunoGen executive officer in the compensation decisions of other companies employing a director or a member of a director's immediate family as an executive officer; and commercial relationships between ImmunoGen and other entities with which a director is affiliated (as an executive officer, partner or controlling shareholder). In addition, the Board has determined that directors who serve on the Audit Committee must qualify as independent under applicable SEC rules, which limit the types of compensation an Audit Committee member may receive directly or indirectly from ImmunoGen and require that Audit Committee members not be "affiliated persons" of ImmunoGen or its subsidiaries.

        Consistent with these considerations, the Board has determined that all of the current members of the Board are independent directors, except Mr. Junius, who is also an ImmunoGen executive officer, and Dr. Sayare, who was an ImmunoGen employee until his retirement on November 11, 2009.

How are nominees for the Board selected?

        Our Governance and Nominating Committee is responsible for identifying and recommending nominees for election to the Board. The committee will consider nominees recommended by shareholders if the shareholder submits the nomination in compliance with applicable requirements. The committee did not receive any shareholder nominations for election of directors at this year's meeting. All of the nominees for director standing for election at the meeting were most recently elected or re-elected as directors at our 2009 annual meeting of shareholders.

Director Qualifications

        When considering a potential candidate for membership on the Board, the Governance and Nominating Committee examines a candidate's specific experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries, understanding of our business environment and willingness to devote adequate time and effort to Board responsibilities. In addition to these qualifications, when considering potential candidates for the Board, the committee seeks to ensure that the Board is comprised of a majority of independent directors and that the committees of the Board are comprised entirely of independent directors. The committee may also consider any other standards that it deems appropriate, including whether a potential candidate's skill and experience would enhance the ability of a particular Board committee to fulfill its duties.

        We do not have a formal diversity policy for selecting members of our Board. However, we do believe that it is important that our Board members collectively bring the experiences and skills appropriate to effectively carry out their responsibilities with respect to our business both as conducted to today and as we plan to achieve our longer-term strategic objectives. We therefore seek as members of our Board individuals with a variety of perspectives and the expertise and ability to provide advice and oversight in the areas of financial and accounting controls; biotechnology research and drug development; business strategy; clinical development and regulatory affairs; compensation practices; and corporate governance.

        Potential candidates may come to the attention of the Governance and Nominating Committee from current directors, executive officers, shareholders or other persons. The committee also, from time to time, engages firms that specialize in identifying director candidates. Once a person has been identified by the Governance and Nominating Committee as a potential candidate, the committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the committee determines that the candidate warrants further consideration, and the person expresses a willingness to be considered and to serve on the Board, the committee requests information from the candidate, reviews the person's accomplishments and qualifications, compares those accomplishments and qualifications to those of any other candidates that the committee might be considering, and conducts one or more interviews with the candidate. In certain instances, members of the committee may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate's credentials and accomplishments. The committee's evaluation process does not vary based on whether or not a candidate is recommended by a shareholder, although the Board may take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held.

Shareholder Nominations

        Shareholders who wish to submit director candidates for consideration should send such recommendations to our corporate secretary at ImmunoGen's executive offices not fewer than 120 days prior to the first anniversary of the date on which ImmunoGen's proxy statement for the prior year's annual meeting of shareholders was released. Such recommendations must include the following information: (1) the name and address of the shareholder submitting the recommendation, as they appear on our books, and of the beneficial owner on whose behalf the recommendation is being submitted; (2) the class and number of our shares that are owned beneficially and held of record by such shareholder and such beneficial owner; (3) as to each proposed director candidate, all information relating to such person or persons that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934; (4) a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership described above; (5) a description of all arrangements or understandings between the proposed director candidate and the shareholder submitting the recommendation; and (6) the consent of each proposed director candidate to be named in the proxy statement and to serve as a director if elected. Shareholders must also submit any other information regarding the proposed director candidate that SEC rules require to be included in a proxy statement relating to the election of directors.

Can I communicate with ImmunoGen's directors?

        Yes. Shareholders who wish to communicate with the Board or with a particular director may send a letter to ImmunoGen, Inc., 830 Winter Street, Waltham, MA 02451, attention: General Counsel. The mailing envelope should contain a clear notation that the enclosed letter is a "Shareholder-Board Communication" or "Shareholder-Director Communication." All such letters should clearly state whether the intended recipients are all members of the Board or certain specified individual directors. The general counsel will make copies of all such letters and circulate them to the appropriate director or directors.

What is the Board's leadership structure?

        We do not have a policy on whether the same person should serve as both the principal executive officer and Chairman of the Board or, if the roles are separate, whether the Chairman of the Board should be selected from the non-employee directors or should be an employee. Our Board believes that it should have the flexibility to make these determinations in the way that it believes best provides appropriate leadership for ImmunoGen at a given time.

        Our Board believes that its current leadership structure, with Mr. Junius serving as CEO and Mr. McCluski serving as Chairman of the Board, is appropriate for ImmunoGen at this time. We believe that this separation is appropriate since the CEO has overall responsibility for all aspects of the our operations and strategic direction, while the Chairman of the Board has a greater focus on corporate governance, including leadership of the Board, and he facilitates communication between the CEO and the other members of the Board.

What is the Board's role in risk oversight?

        Our Board's role is to oversee the senior management team to assure that the long-term interests of shareholders are being properly served, including understanding and assessing the principal risks associated with our businesses and operations and reviewing options for the mitigation or management of such risks. The Board as a whole is responsible for such risk oversight, but administers certain of its risk oversight functions through the Audit Committee and the Compensation Committee.

        The Audit Committee is responsible for the oversight of our accounting and financial reporting processes, including our systems of internal accounting control. In addition, the Audit Committee discusses guidelines and policies governing the process by which senior management and the relevant company departments assess and manage ImmunoGen's exposure to risk, and discuss our major financial risk exposures and the steps management has taken to monitor and control such exposures.

        The Compensation Committee evaluates our compensation policies and practices from the perspectives of whether they support organizational objectives and shareholder interests, and whether or not they create incentives for inappropriate risk-taking.

What committees has the Board established?

        The Board of Directors has standing Audit, Compensation, and Governance and Nominating Committees. As described above under the heading "Independence," all of the members of the Audit, Compensation, and Governance and Nominating Committees are deemed to be independent directors. Each of these committees acts under a written charter, copies of which can be found on ImmunoGen's website at www.immunogen.com on the Investors Relations page under "Corporate Governance."

Audit Committee

        The Audit Committee assists the Board in its oversight of:

  •
  Our accounting and financial reporting principles, policies, practices and procedures;

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  The adequacy of our systems of internal accounting control;

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  The quality, integrity and transparency of our financial statements;

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  Our compliance with all legal and regulatory requirements; and

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  The effectiveness and scope of our Code of Corporate Conduct and Senior Officer and Financial Personnel Code of Ethics.

        The Audit Committee also reviews the qualifications, independence and performance of our independent registered public accounting firm and pre-approves all audit and non-audit services provided by such firm and its fees. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm, which reports directly to the Audit Committee. The Audit Committee also is responsible for reviewing and approving related person transactions in accordance with our written related person transaction policy.

        Our Board has also determined that each member of the committee qualifies as an "audit committee financial expert" under SEC rules.

Compensation Committee

        The Compensation Committee is responsible for:

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  Setting the compensation of our executive officers;

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  Overseeing the administration of our incentive compensation plans, including the annual bonus objectives and our equity-based compensation and incentive plans, discharging its responsibilities as provided for under such plans, and approving awards of incentive compensation under such plans;

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  Approving, or where shareholder approval is required, making recommendations to the Board regarding any new incentive compensation plan or any material change to an existing incentive compensation plan;

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  Making recommendations to the Board with respect to any severance or similar termination payments proposed to be made to any of our current or former executive officers and the extension of any change in control or similar agreements to any of our officers; and

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  Overseeing the development and implementation of executive succession plans and plans for developing and evaluating potential candidates for executive positions.

        All of the non-management directors on our Board annually review the corporate goals and approve the CEO's individual objectives (if any), and evaluate the CEO's performance in light of those goals and objectives. Based on the foregoing, the Compensation Committee sets the CEO's compensation, including salary, target bonus, bonus payouts, equity-based or other long-term compensation, and any other special or supplemental benefits. Our CEO annually evaluates the contribution and performance of our other executive officers, and the Compensation Committee sets their compensation based on the recommendation of our CEO.

        The Compensation Committee has delegated to our CEO the authority to grant stock options and restricted stock awards under our 2006 Employee, Director and Consultant Equity Incentive Plan (which is referred to elsewhere in this proxy statement as our 2006 Plan) to individuals who are not subject to the reporting and other requirements of Section 16 of the Securities Exchange Act of 1934 or "covered employees" within the meaning of Section 162(m) of the Internal Revenue Code as follows:

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  New hires.  The CEO is authorized to grant stock options to newly-hired individuals other than corporate officers.

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  Existing employees.  In any fiscal year, the aggregate number of shares subject to options awarded by the CEO to employees (other than new hires) may not exceed 50,000, and the number of restricted shares awarded by the CEO to employees (other than new hires) may not exceed

    25,000. With respect to these CEO-granted awards, no individual may receive in any fiscal year a combination of stock options and restricted shares such that the sum of total restricted shares awarded and .5 times the total shares subject to stock options awarded exceeds 2,500.

        The Compensation Committee is authorized to obtain advice and assistance from independent compensation consultants, outside legal counsel and other advisors as it deems appropriate, at ImmunoGen's expense. We have engaged independent compensation consultants, including Radford Surveys + Consulting and W.T. Haigh & Company, Inc., to provide the Compensation Committee and management with research and comparative market data on executive and employee compensation. These consultants meet with the Compensation Committee, either with and without members of management in attendance, at the committee's request.

Governance and Nominating Committee

        The Governance and Nominating Committee is responsible for:

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  Identifying and recommending to the Board individuals qualified to serve as directors;

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  Recommending to the Board directors to serve on committees of the Board;

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  Advising the Board with respect to matters of Board composition and procedures;

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  Reviewing our corporate governance guidelines and making recommendations of any changes to the Board;

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  Overseeing the process by which the Board and its committees assess their effectiveness; and

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  Reviewing the compensation for non-employee directors and making recommendations of any changes to the Board.

        The Governance and Nominating Committee is authorized to obtain advice and assistance from independent compensation consultants, outside legal counsel and other advisors as its deems appropriate, at ImmunoGen's expense. In 2006 we engaged Radford Surveys + Consulting to provide the committee with research and market data on director compensation and director and director compensation consulting, which resulted in certain changes to our 2004 Non-Employee Director Compensation and Deferred Share Unit Plan described elsewhere in this proxy statement under the heading "Director Compensation." In 2010 we engaged W.T. Haigh & Company, Inc. to provide the committee with updated research and market data on director compensation.

How often did the Board and committees meet in fiscal year 2010?

        The Board of Directors met or acted by unanimous written consent eight times during the last fiscal year. The Audit, Compensation, and Governance and Nominating Committees met six, seven and four times, respectively, during the last fiscal year. All of the directors attended at least 75% of the meetings of the Board of Directors and committees of the Board on which they served.

        The non-management directors met five times, during the last fiscal year in executive session without management present. Of these meetings, four consisted solely of independent directors. Prior to November 11, 2009, all meetings, or portions of meetings, of the Board at which only non-management directors were present were presided over by Mr. Carter, our then lead independent director. Following the appointment of Mr. McCluski as our non-executive Chairman of the Board on

November 11, 2009, all meetings, or portions of meetings, of the Board at which only non-management directors were present were presided over by Mr. McCluski.

Does ImmunoGen have a policy regarding director attendance at annual meetings of the shareholders?

        It is the Board's policy that, absent any unusual circumstances, all director nominees standing for election will attend our annual meeting of shareholders. All of our directors attended our 2009 annual meeting of shareholders.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

        During fiscal year 2010, Messrs. Skaletsky, Pien and Wallace and Dr. Villafranca served on the Compensation Committee. No member of the committee is a present or former officer or employee of ImmunoGen or any of its subsidiaries or had any business relationship or affiliation with ImmunoGen or any of its subsidiaries (other than his service as a director) requiring disclosure in this proxy statement.

Does ImmunoGen have a Code of Corporate Conduct?

        Yes. We have adopted a Code of Corporate Conduct applicable to our officers, directors and employees. We have also adopted a Senior Officer and Financial Personnel Code of Ethics, which sets forth special obligations for senior officers and employees with financial reporting and related responsibilities. These codes are posted on our website at www.immunogen.com on the Investor Relations page under "Corporate Governance." We intend to satisfy our disclosure requirements regarding any amendment to, or waiver of, a provision of our Senior Officer and Financial Personnel Code of Ethics by disclosing such matters on our website. Shareholders may request copies of our Code of Corporate Conduct and our Senior Officer and Financial Personnel Code of Ethics free of charge by writing to ImmunoGen, Inc., 830 Winter Street, Waltham, MA 02451, attention: General Counsel.

Does ImmunoGen have a written policy governing related person transactions?

        Yes. We have adopted a written policy that provides for the review and approval by the Audit Committee of transactions involving ImmunoGen in which a related person is known to have a direct or indirect interest and that are required to be reported under Item 404(a) of Regulation S-K promulgated by the SEC. For purposes of this policy, a related person includes: (1) any of our directors, director nominees or executive officers; (2) any known beneficial owner of more than 5% of any class of our voting securities; or (3) any immediate family member of any of the foregoing. In situations where it is impractical to wait until the next regularly-scheduled meeting of the committee or to convene a special meeting of the committee, the chairman of the committee has been delegated authority to review and approve related person transactions. Transactions subject to this policy may be pursued only if the Audit Committee (or the chairman of the committee acting pursuant to delegated authority) determines in good faith that, based on all the facts and circumstances available, the transactions are in, or are not inconsistent with, the best interests of ImmunoGen and its shareholders.

DIRECTOR COMPENSATION

How are the directors compensated?

        Directors who are also ImmunoGen employees receive no additional compensation for serving on the Board of Directors.

        Prior to November 11, 2009, non-employee directors were compensated in accordance with the terms of our 2004 Non-Employee Director Compensation and Deferred Share Unit Plan, as amended, which is referred to elsewhere in this proxy statement as our 2004 Plan. The 2004 Plan provided that each non-employee director received an annual meeting fee of $35,000. In addition, the lead independent director received an additional annual fee of $30,000, the chairman of the Audit Committee received an additional annual fee of $15,000, and the chairmen of each of the Compensation Committee and the Governance and Nominating Committee received an additional annual fee of $9,000. Other members of the Audit Committee received an additional annual fee of $8,000, and other members of each of the Compensation Committee and the Governance and Nominating Committee received an additional annual fee of $5,000. All of these annual fees were paid in quarterly installments in, at each director's election, either cash or deferred stock units. Directors were also reimbursed for their reasonable expenses incurred in connection with attendance at Board and committee meetings.

        Non-employee directors in general were annually credited a number of deferred stock units having an aggregate fair market value of $30,000, based on the closing price of our common stock on the date of our annual meeting of shareholders. New non-employee directors were credited a number of deferred stock units having an aggregate fair market value of $65,000, based on the closing price of our common stock on the date of their initial election to the Board. On the first anniversary of that date, such non-employee directors were credited an additional number of deferred stock units having an aggregate fair market value of $30,000, based on the closing price of our common stock on such anniversary date and prorated based on the number of whole months remaining between such anniversary date and the last day of the following October. Thereafter, such non-employee directors were annually credited additional deferred stock units as described in the first sentence of this paragraph. Prior to September 16, 2009, all of these awards vested quarterly over three years from the date of grant, contingent upon the individual remaining a director of ImmunoGen as of each vesting date. Vested deferred stock units are redeemed on the date a director ceases to be a member of the Board, at which time the holder is entitled to receive a stock grant under our 2006 Plan at a rate of one share of our common stock for each vested deferred stock unit then held. Any deferred stock units that remain unvested at that time are forfeited.

        On September 16, 2009, the Board adopted a new Compensation Policy for Non-Employee Directors, which supersedes the 2004 Plan and makes certain changes to the compensation of its non-employee directors. Effective November 12, 2009, non-employee directors became entitled to receive annual meeting fees and committee fees under the new policy. These fees are the same as the fees paid under the 2004 Plan as described above. Effective November 11, 2009, non-employee directors became entitled to receive deferred stock units under the new policy as follows.

  •
  New non-employee directors are initially awarded a number of deferred stock units having an aggregate market value of $65,000, based on the closing price of our common stock on the date of their initial election to the Board. These awards vest quarterly over three years from the date of grant, contingent upon the individual remaining a director of ImmunoGen as of each vesting date.

  •
  On the first anniversary of a non-employee director's initial election to the Board, such non-employee director are awarded a number of deferred stock units having an aggregate market value of $30,000, based on the closing price of our common stock on such date of grant and pro-rated based on the number of whole months remaining between the first day of the month in which such grant date occurs and the first October 31 following the grant date. These awards generally vest quarterly over approximately the period from the grant date to the first November 1 following the grant date, contingent upon the individual remaining a director of ImmunoGen as of each vesting date.

  •
  Thereafter, non-employee directors in general are annually awarded a number of deferred stock units having an aggregate market value of $30,000, based on the closing price of our common stock on the date of our annual meeting of shareholders. These awards vest quarterly over approximately one year from the date of grant, contingent upon the individual remaining a director of ImmunoGen as of each vesting date.

        As with the 2004 Plan, vested deferred stock units are redeemed on the date a director ceases to be a member of the Board, at which time such director's deferred stock units will be settled in shares of our common stock issued under our 2006 Plan at a rate of one share for each vested deferred stock unit then held. Any deferred stock units that remain unvested at that time will be forfeited. The new policy provides that all unvested deferred stock units will automatically vest immediately prior to the occurrence of a change of control, as defined in the 2006 Plan.

        In connection with the adoption of the new compensation policy, the Board also amended the 2004 Plan as follows:

  •
  All unvested deferred stock awards (other than any unvested initial awards) were vested in full on September 16, 2009 unless the date such deferred stock units were credited to the non-employee director was less than one year prior to September 16, 2009, in which case such unvested deferred stock units will vest on the first anniversary of the date such deferred stock units were credited to the non-employee director.

  •
  All unvested deferred stock awards will automatically vest immediately prior to the occurrence of a change in control.

        On November 11, 2009, the Board revised the Compensation Policy for Non-Employee Directors to provide that, whenever the Board has a non-employee Chairman of the Board in lieu of a lead independent director, the cash compensation for the non-employee Chairman of the Board shall be the same as the cash compensation that would otherwise have been payable to the lead independent director.

        On September 22, 2010, the Board revised the Compensation Policy for Non-Employee Directors to provide that, in addition to the compensation described above, effective November 16, 2010, non-employee directors will also become entitled to receive stock option awards as follows.

  •
  Annual Stock Option Awards.  Non-employee directors receive an annual stock option award having a grant date fair value of $30,000, using the Black-Scholes option pricing model measured on the date of grant, which will be the date of our annual meeting of shareholders. These awards will have an exercise price equal to the fair market value of our common stock on the date of grant, will vest quarterly over approximately one year from the date of grant, and will expire on the tenth anniversary of the date of grant, contingent upon the individual remaining a director of ImmunoGen during such period.

  •
  Off-Cycle Initial Awards.  If a non-employee director is first elected to the Board other than at an annual meeting of shareholders, such non-employee director will receive a stock option award having a grant date fair value of $30,000, pro-rated based on the number of whole months remaining between the first day of the month in which such grant date occurs and the first October 31 following the grant date, which will be the date of their initial election to the Board, using the Black-Scholes option pricing model measured on the date of grant. These awards will have an exercise price equal to the fair market value of our common stock on the date of grant, will generally vest quarterly over approximately the period from the date of grant to the first November 1 following the date of grant, and will expire on the tenth anniversary of the date of grant, contingent upon the individual remaining a director of ImmunoGen during such period.

        All unvested stock option awards granted to non-employee directors will automatically vest immediately as of the date of a change of control, as defined in the 2006 Plan.

        Non-employee directors who served on our Scientific Advisory Board were entitled to receive an annual cash retainer of $5,000, payable in quarterly installments. Drs. Onetto and Villafranca served on our Science Advisory Board until it was discontinued on March 31, 2010; however, Dr. Villafranca had agreed to waive payment of the annual cash retainer associated with such service as long as he is a member of our Compensation Committee.

How were the directors compensated for fiscal year 2010?

        The compensation paid to members of our Board of Directors (other than Mr. Junius) with respect to fiscal year 2010 was as follows:

Director Compensation for Fiscal Year 2010

Name	Fees Earned or Paid in Cash(1)	Stock Awards ($)(2)(3)	Other(4)	Total
David W. Carter	$74,123	$30,000	—	$104,123
Stephen C. McCluski	75,959	30,000	—	105,959
Nicole Onetto, M.D.	49,914	30,000	—	79,914
Howard H. Pien	25,479	65,000	—	90.479
Mitchel Sayare, Ph.D.	22,295	30,000	$176,198	228,493
Mark Skaletsky	59,123	30,000	—	89,123
Joseph J. Villafranca, Ph.D.	49,914	30,000	—	79,914
Richard J. Wallace	45,479	30,000	—	75,479

(1)
This column represents the annual fees described above, and includes any amounts which a director has elected to be paid in deferred stock units. For fiscal year 2010, all of the outside directors elected to be paid their annual fees in cash, except that Mr. Pien and Dr. Villafranca elected to be paid $25,479 and $38,384, respectively of their annual fees in deferred stock units.

(2)
This column represents the aggregate grant date fair value of the deferred stock units credited to non-employee directors in fiscal year 2010, which has been calculated in each case by multiplying the number of units by the closing price of our common stock on the NASDAQ Global Market on the date(s) as of which such units were credited to the non-employee director. This column does not include the deferred stock units described in the preceding footnote.

(3)
The following table provides details regarding the aggregate number of each non-employee director's vested and unvested deferred stock units as of June 30, 2010:

Name	Deferred Stock Units Outstanding at Fiscal Year-End (#)
David W. Carter	43,631
Stephen C. McCluski	28,210
Nicole Onetto, M.D.	35,500
Howard H. Pien	11,156
Mitchel Sayare, Ph.D.	3,759
Mark Skaletsky	34,867
Joseph J. Villafranca, Ph.D.	68,189
Richard J. Wallace	25,078
(4)
The amount in this column represents Dr. Sayare's base salary while he was an ImmunoGen employee from July 1, 2009 to his retirement on November 11, 2009.

AMENDMENT TO 2006 EMPLOYEE, DIRECTOR AND CONSULTANT EQUITY INCENTIVE PLAN
TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THEREUNDER BY 4,000,000
(Notice Item 3)

        There will be presented at the meeting a proposal to approve an amendment to the 2006 Plan, which amendment was adopted by our Board of Directors on September 22, 2010 and is subject to shareholder approval. The amendment provides for an increase in the number of shares of our common stock authorized for issuance thereunder by 4,000,000. As of September 22, 2010, stock options and other stock-based awards covering an aggregate of 7,320,369 shares of our common stock were outstanding under the 2006 Plan and our now-discontinued Restated Stock Option Plan. The foregoing number also includes shares of our common stock issuable upon redemption of outstanding deferred share units credited to our non-employee directors under our Compensation Plan for Non-Employee Directors and, prior to that plan's adoption, our 2004 Non-Employee Director Compensation and Deferred Share Unit Plan.

Recommendation

        The Board recommends a vote "FOR" the proposal to amend the 2006 Plan to increase the number of shares of our common stock issuable thereunder by 4,000,000.

Summary of and Reasons for the Amendment to the 2006 Plan

        We believe that the effective use of stock-based long-term compensation is vital to our ability to achieve strong performance in the future. Awards under the 2006 Plan are intended to attract and retain key individuals, further align employee and shareholder interests, and to closely link compensation with our corporate performance. We believe that the 2006 Plan is essential to permit our management to continue to provide long-term, equity-based incentives to present and future employees, consultants and directors.

        The Board believes that the number of shares currently remaining available for issuance pursuant to future awards under the 2006 Plan (243,740 shares as of September 22, 2010) is not sufficient for future granting needs. Accordingly, the proposed amendment to the 2006 Plan increases the number of shares of common stock authorized for issuance thereunder by 4,000,000. Based solely on the closing price of our common stock as reported on the NASDAQ Global Market on September 22, 2010 ($5.51), the market value of the shares currently available for issuance under future awards, plus the additional 4,000,000 shares, would be $23,383,007. The Board believes that the additional shares, when added to the shares currently available for issuance under future awards, will result in an adequate number of shares of common stock being available for future awards under the 2006 Plan.

        If the proposed amendment to the 2006 Plan is approved by shareholders, the maximum number of shares of common stock reserved and available for issuance under the 2006 Plan will be (i) 8,500,000 plus (ii) the number of shares underlying any stock options previously granted under our Restated Stock Option Plan that are forfeited, canceled or are terminated (other than by exercise) from and after November 11, 2006; provided that no more than 5,900,000 shares may be added to the 2006 Plan pursuant to such forfeitures, cancellations and terminations. As a result of the forfeiture, cancellation or termination since November 11, 2006 of stock options previously granted under our Restated Stock Option Plan, an aggregate of 1,128,465 shares have been added to the 2006 Plan through September 22, 2010. As a result of the exercise since November 11, 2006 of stock options previously granted under our Restated Stock Option Plan, as of September 22, 2010 no more than 2,554,980 shares may be added to the 2006 Plan as a result of future forfeitures, cancellations and terminations of stock option awards previously granted under our Restated Stock Option Plan. Shares of common stock reserved for awards under the 2006 Plan that are forfeited, canceled or terminated (other than by exercise) generally are added back to the share reserve available for future awards. However, shares of common stock tendered in payment for an award or shares of common stock withheld for taxes are not available again for future awards. No participant may receive awards under the 2006 Plan for more than 500,000 shares of common stock in any fiscal year.

Summary of Other Material Features of the 2006 Plan

        The following description of other material features of the 2006 Plan is intended to be a summary only. This summary is qualified in its entirety by the full text of the 2006 Plan that is attached to this proxy statement as Exhibit A.

        The 2006 Plan allows us, under the direction of the Compensation Committee, to make grants of stock options, restricted and unrestricted stock awards and other stock-based awards to employees, consultants and directors (approximately 220 people) who, in the opinion of the Compensation Committee, are in a position to make a significant contribution to our long-term success.

        Stock Options.    Stock options granted under the 2006 Plan may be either incentive stock options, which are intended to satisfy the requirements of Section 422 of the Internal Revenue Code, or non-qualified stock options, which are not intended to meet those requirements. The exercise price of a stock option may not be less than 100% of the fair market value of our common stock on the date of grant. The term of stock options granted under the 2006 Plan may not be longer than ten years. Moreover, if an incentive stock option is granted to an individual who owns more than 10% of the combined voting power of all classes of our capital stock, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant and the term of the option may not be longer than five years.

        Award agreements for stock options include rules for exercise of the stock options after termination of service. Options may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement. Generally, stock options will be exercisable for three months after termination of service for any reason other than death or total and permanent disability, and for 12 months after termination of service on account of death or total and permanent disability. Options, however, will not be exercisable if the termination of service was due to cause.

        Restricted Stock.    Restricted stock is common stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a "restricted period" during which the grantee must satisfy certain vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock is forfeited.

        During the restricted period, the holder of restricted stock has the rights and privileges of a regular shareholder, except that the restrictions set forth in the applicable award agreement apply. For example, the holder of restricted stock may vote and receive dividends on the restricted shares, but he or she may not sell the shares until the restrictions are lifted.

        Other Stock-Based Awards.    The 2006 Plan also authorizes the grant of other types of stock-based compensation including, but not limited to, stock appreciation rights, phantom stock awards, deferred stock units and unrestricted stock awards. We will issue shares of our common stock under the 2006 Plan to our non-employee directors upon redemption of deferred share units that have been or may be credited to our non-employee directors under our Compensation Plan for Non-Employee Directors and, prior to that plan's adoption, our 2004 Non-Employee Director Compensation and Deferred Share Unit Plan.

        Not more than 1,000,000 of the total number of shares reserved for issuance under the 2006 Plan may be granted as awards whose intrinsic value is not solely dependent on appreciation in the price of our common stock after the date of grant, also known as "full-value awards."

        In accordance with the terms of the 2006 Plan, our Board of Directors has authorized the Compensation Committee to administer the 2006 Plan. The Compensation Committee may delegate part of its authority and powers under the 2006 Plan to one or more of our directors, but only the Compensation Committee can make awards to participants who are subject to the reporting and other requirements of Section 16 of the Securities Exchange Act of 1934 or "covered employees" within the meaning of Section 162(m) of the Internal Revenue Code. In accordance with the provisions of the 2006 Plan, the Compensation Committee determines the terms of awards, including:

  •
  which employees, directors and consultants will be granted awards;

  •
  the number of shares subject to each award;

  •
  the vesting provisions of each award;

  •
  the termination or cancellation provisions applicable to awards; and

  •
  all other terms and conditions upon which each award may be granted in accordance with the 2006 Plan.

        In addition, the Compensation Committee may, in its discretion, amend any term or condition of an outstanding award provided (i) such term or condition as amended is permitted by the 2006 Plan, and (ii) any such amendment shall be made only with the consent of the participant to whom such award was made, if the amendment is adverse to the participant. Except in the case of death, disability, retirement or "change of control" (as defined in the 2006 Plan), outstanding awards under the 2006 Plan may not be amended in a manner that would accelerate their vesting.

        If our common stock is subdivided or combined into a greater or smaller number of shares or if we issue any shares of common stock as a stock dividend, the number of shares of our common stock thereafter deliverable upon the exercise of an outstanding option or upon issuance under another type of award shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the per share purchase price to reflect such subdivision, combination or stock dividend.

        Upon a merger or other reorganization event, our Board of Directors, may, in their sole discretion, take any one or more of the following actions pursuant to the 2006 Plan, as to some or all outstanding awards:

  •
  provide that all outstanding options shall be assumed or substituted by the successor corporation;

  •
  upon written notice to a participant provide that the participant's unexercised options will become exercisable in full and will terminate immediately prior to the consummation of such transaction unless exercised by the participant;

  •
  in the event of a merger pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the merger, make or provide for a cash payment to the optionees equal to the difference between the merger price times the number of shares of our common stock subject to such outstanding options, and the aggregate exercise price of all such outstanding options (all options being made fully vested and immediately exercisable prior to their termination), in exchange for the termination of such options; and

  •
  provide that outstanding awards shall be assumed or substituted by the successor corporation, become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the merger or reorganization event.

        The 2006 Plan may be amended by our shareholders. It may also be amended by our Board of Directors, provided that any amendment approved by our Board of Directors which is of a scope that requires shareholder approval as required by the rules of the NASDAQ Stock Market, in order to ensure favorable federal income tax treatment for any incentive stock options under Section 422 of the Internal Revenue Code, or for any other reason, is subject to obtaining such shareholder approval. In addition, if NASDAQ amends its corporate governance rules so that such rules no longer require shareholder approval of "material amendments" of equity compensation plans, then, from and after the effective date of such an amendment to the NASDAQ rules, no amendment of the 2006 Plan which (i) materially increases the number of shares to be issued under the Plan (other than to reflect a reorganization, stock split, merger, spin off or similar transaction); (ii) materially increases the benefits to participants, including any material change to: (a) permit a repricing (or decrease in exercise price)

of outstanding options, (b) reduce the price at which awards may be offered, or (c) extend the duration of the 2006 Plan; (iii) materially expands the class of participants eligible to participate in the 2006 Plan; or (iv) expands the types of awards provided under the 2006 Plan shall become effective unless shareholder approval is obtained. The 2006 Plan expires on September 4, 2016.

        Federal Income Tax Consequences.    The material federal income tax consequences of the issuance and exercise of stock options and other awards under the 2006 Plan, based on the current provisions of the Internal Revenue Code, or the Code, and regulations are as follows. Changes to these laws could alter the tax consequences described below. This summary assumes that all awards granted under the 2006 Plan are exempt from or comply with, the rules under Section 409A of the Code related to nonqualified deferred compensation.

        Incentive Stock Options.    Incentive stock options are intended to qualify for treatment under Section 422 of the Code. An incentive stock option does not result in taxable income to the optionee or deduction to us at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to the optionee (referred to as the "ISO holding period"). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in "alternative minimum taxable income" of the optionee. Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and we will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee's adjusted basis in the shares.

        Non-Qualified Options.    Options otherwise qualifying as incentive stock options, to the extent the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000, and options designated as non-qualified options will be treated as options that are not incentive stock options.

        A non-qualified option ordinarily will not result in income to the optionee or deduction to us at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of optionees may be subject to withholding taxes, and a deduction may then be allowable to us in an amount equal to the optionee's compensation income.

        An optionee's initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

        Stock Grants.    With respect to stock grants under our 2006 Plan that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received.

Thus, deferral of the time of issuance will generally result in the deferral of the time the grantee will be liable for income taxes with respect to such issuance. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

        With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax. The grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the shares. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

New Plan Benefits

        None of the additional shares of common stock subject to the proposed amendment to the 2006 Plan will be issuable in connection with any award granted prior to shareholder approval of the amendment. Future options and other awards under the 2006 Plan are subject to the discretion of the Compensation Committee, and therefore it is not possible to identify the persons who will receive options or other awards under the 2006 Plan in the future, nor the amount of any such future options or other awards.

Equity Compensation Plans

        The following table sets forth information as of June 30, 2010 with respect to existing compensation plans under which our equity securities are authorized for issuance.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	6,064,941	$7.09	1,519,962
Equity compensation plans not approved by security holders	—	—	—

Total	6,064,941	$7.09	1,519,962

(1)
These amounts consist of our Restated Stock Option Plan and the 2006 Plan.

EXECUTIVE OFFICERS

Who are ImmunoGen's executive officers?

        The following persons are our executive officers as of October 4, 2010:

Name	Position
Daniel M. Junius	President and Chief Executive Officer
John M. Lambert, Ph.D.	Executive Vice President, Research and Development, and Chief Scientific Officer
James J. O'Leary, M.D.	Vice President and Chief Medical Officer
Gregory D. Perry	Senior Vice President, Chief Financial Officer and Treasurer
Peter J. Williams	Vice President, Business Development

Where can I obtain more information about ImmunoGen's executive officers?

        Biographical information concerning our executive officers and their ages can be found in Item 3.1 entitled "Executive Officers" in our annual report on Form 10-K for the fiscal year ended June 30, 2010, which is incorporated by reference into this proxy statement.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

        Our executive compensation philosophy is to enable ImmunoGen to attract, retain and motivate key executives to achieve our long-term objective of creating significant shareholder value through our antibody and immunoconjugate technology and expertise. Attracting and retaining key executives is particularly challenging in the biotechnology industry where executives are required to remain focused and committed throughout years of product development, regulatory approvals and, at times, financial instability. The market for executive talent in our industry is highly competitive, with many biotechnology companies that are at a similar stage of development as ImmunoGen located in general proximity to our corporate offices.

How We Determine Executive Compensation

        The Compensation Committee has responsibility for our executive compensation philosophy and the design of executive compensation programs, as well as for setting actual executive compensation. Information about the Compensation Committee, including its composition, responsibilities and processes, can be found on page 15 of this proxy statement.

        In addition to evaluating our executives' contributions and performance in light of corporate objectives, we also base our compensation decisions on market considerations. The Compensation Committee benchmarks our cash and equity incentive compensation against programs available to employees in comparable roles at peer companies. All forms of compensation are evaluated relative to the market median for our peer group. Individual compensation pay levels may vary from this reference point based on recent individual performance and other considerations, including breadth of experience, length of service, the anticipated level of difficulty in replacing an executive with someone of comparable experience and skill, and the initial compensation levels required to attract qualified new hires.

        In 2009, the Compensation Committee engaged the services of W.T. Haigh & Company, Inc., independent compensation consultants, to assist us in redefining the appropriate peer group of companies and collecting updated relevant market data for those companies for the purpose of establishing equity grant guidelines for our executives and other employees. The following 22 public biotechnology companies of comparable size were included in this new peer group, which is referred to elsewhere in this proxy statement as the 2009 Peer Group:

Affymax, Inc.	Immunomedics, Inc.
Alnylam Pharmaceuticals, Inc.	Incyte Corporation
Amicus Therapeutics, Inc.	Infinity Pharmaceuticals, Inc.
ARIAD Pharmaceuticals, Inc.	Momenta Pharmaceuticals, Inc.
ArQule, Inc.	Osiris Therapeutics, Inc.
Array BioPharma Inc.	Poniard Pharmaceuticals, Inc.
Cytokinetics, Incorporated	Progenics Pharmaceuticals, Inc.
Durect Corporation	Seattle Genetics, Inc.
Dyax Corp.	Vical Incorporated
Geron Corporation	Xenoport, Inc.
Idenix Pharmaceuticals, Inc.	XOMA Ltd.

        This study contributed to the Compensation Committee's determination of the annual equity awards granted to our executives and other employees in July 2009.

Elements of Total Compensation

        Our total compensation program consists of fixed elements, such as base salary and benefits, and variable performance-based elements, such as annual and long-term incentives. Our fixed compensation elements are designed to provide a predictable source of income to our executives. Our variable performance-based elements are designed to reward performance at three levels: individual performance, actual corporate performance compared to annual business goals, and long-term shareholder value creation.

        We compensate our executives principally through base salary, performance-based annual cash incentives and equity awards. The objective of this three-part approach is to remain competitive with other companies in our industry, while ensuring that our executives are given the appropriate incentives to achieve near-term objectives and at the same time create long-term shareholder value.

  Base Salary

        We provide our executive officers with a level of assured cash compensation in the form of a base salary that reflects their professional status and accomplishments. The Compensation Committee sets the salaries of our executive officers by reviewing independently prepared surveys of biotechnology industry compensation as well as other available information on base salaries of executive officers in comparable positions in the peer group analysis most currently available to the committee. Comparative factors considered include, but are not limited to, company size, stage of development of a company's products, and geographic location. The committee uses the collected data as well as the experience of the members of the committee in hiring and managing personnel to set salaries. As described above, our compensation philosophy allows the committee to take into account, for both current and new executive officers, recent individual performance, breadth of experience, length of service, the anticipated level of difficulty in replacing an executive with someone of comparable experience and skill, and the initial compensation levels required to attract qualified new hires. The committee also considers ImmunoGen's financial condition, and short-term cash requirements, in approving salary increases. In setting base salaries for our executive officers (other than the CEO), the Compensation Committee also considers the recommendation of the CEO. Based on considerations of ImmunoGen's financial condition and short-term cash requirements, the committee determined that no executive officer would receive an increase in base salary for fiscal year 2010.

  Annual Executive Bonus Program

        We do not have a formal incentive or bonus plan for executives. The Compensation Committee does, however, annually establish key performance criteria, based on our corporate goals and objectives, to be met by ImmunoGen, and evaluates ImmunoGen's actual performance against those criteria in its determination of whether cash incentive or bonus payments should be made to our executives. Key corporate performance criteria may include any or all of the following: (1) our actual financial performance against our plan for the applicable fiscal year; (2) achievement of certain research and development milestones, including internal product development advancement; and (3) achievement of key targets associated with our collaborations with third parties, including support of partner programs; and (4) the creation and achievement of business development opportunities.

        The Compensation Committee may also consider an executive's individual performance in its determination of whether cash incentive or bonus payments should be made to the executive. The individual performance of each our executive officers (other than the CEO) is evaluated by our CEO, who may have established specific individual performance objectives for these executives and evaluated their actual performance in light of those objectives. The individual performance of our CEO is evaluated by all of the non-management directors on our Board, who may have established specific individual objectives for the CEO and evaluated the CEO's actual performance in light of those objectives. Based on these evaluations, the Compensation Committee determines the portion, if any, of our executive officers' bonus compensation tied to individual performance.

        Each of our executive officers is eligible to receive a target bonus expressed as a percentage of his annual base salary which, once set, remains at that level for each subsequent year unless specifically changed by the Compensation Committee. The actual bonus amount for each executive is determined based on both ImmunoGen's actual performance against its key performance criteria and, if applicable, the executive's individual performance. The Compensation Committee has discretion in determining payouts under the portion of the CEO's annual executive bonus tied to individual performance, if any, without regard to previously-established goals, and our CEO is afforded the same discretion in recommending bonus payouts to our other executive officers.

        The Compensation Committee may set a threshold aggregate percentage of corporate achievement against its key performance criteria below which bonuses based on corporate performance will not be payable. Assuming the threshold aggregate percentage has been achieved, the portion of our executives' target bonuses tied to corporate performance is based on the individual percentages assigned to the key performance criteria that have been achieved. Additional corporate objectives may also be set by the Compensation Committee that, if achieved, could result in bonus payments in excess of 100% of the portion of our executives' target bonuses based on corporate performance, but not more than 150% of the target bonuses. Where applicable, the individual objectives portion of our executives' target bonuses may be earned irrespective of whether the threshold for payment of the corporate performance bonuses has been achieved or the extent to which bonuses based on corporate performance are payable.

        The Compensation Committee establishes the corporate performance criteria and individual performance criteria, if any, with the expectation that ImmunoGen and our executives can achieve 100% of the target; however, the criteria are sufficiently difficult that such achievement is not assured at the time such objectives are set. For example, in fiscal years 2008 and 2009, only 67.5% and 81.5%, respectively, of the portion of our executives' target bonuses tied to corporate performance were earned, and as described below, in fiscal year 2010, 90% of the portion of our executives' target bonuses tied to corporate performance was earned. The earned portion of our executives' target bonuses tied to individual performance in fiscal year 2010 ranged from 70% to 100%.

  Equity Compensation

        Consistent with our approach described above for allocating overall targeted compensation among the three components of compensation, the Compensation Committee has the authority under our 2006 Employee, Director and Consultant Equity Incentive Plan, or the 2006 Plan, to determine the form(s) of equity incentive awards, the terms under which equity incentive awards are granted and the individuals to whom such awards are granted. While we have historically awarded only stock options, the Compensation Committee has the ability under the 2006 Plan to award other forms of equity incentive compensation including, but not limited to, restricted stock awards. All equity incentive awards to our executive officers are granted by the Compensation Committee. The committee has delegated authority to our CEO to grant stock options to other newly-hired individuals, and stock options and restricted shares to other existing employees, subject to certain limitations described under the heading "What committees has the Board established?—Compensation Committee" beginning on page 15 of this proxy statement.

        We believe that equity participation is a key component of our executive compensation program. The 2006 Plan is our long-term incentive plan, designed to retain our executive officers and other employees and motivate them to enhance shareholder value by aligning their long-term interests with those of our shareholders. We believe that stock options provide an effective long-term incentive for all employees to create shareholder value as the benefit of the options cannot be realized unless there is an appreciation in the price of our common stock. Stock option awards are commonly provided to a broad range of employees in the biotechnology industry due to the competitive nature of the industry. Our executive officers participate in the 2006 Plan in the same manner as all of our full-time employees. Initial stock option awards for new employees, which are individually determined prior to and/or negotiated in conjunction with the commencement of employment, reflect the new employee's anticipated contribution to our success and are designed to be competitive with awards granted by other biotechnology companies. Subsequent annual stock option awards take into consideration levels of prior grants, position, competitive practices and individual performance. All stock options are granted with exercise prices equal to the fair market value of our common stock on the date of grant as determined in accordance with the 2006 Plan. For initial awards to new employees, the grant date is the first day of employment. Annual stock option awards are currently granted in July of each fiscal year, which aligns the stock option awards with the determination of annual bonuses for the previous fiscal year.

Employee Benefits

        We offer employee benefit programs that are intended to provide financial protection and security for our employees and to reward them for the total commitment we expect from them in service to ImmunoGen. All of our named executive officers are eligible to participate in these programs on the same basis as our other employees. These benefits include the following: medical, dental and vision insurance; company-paid group life and accident insurance of two times base salary (up to $750,000); employee-paid supplemental group life and accident insurance (up to $500,000); short- and long-term disability insurance; and a qualified 401(k) retirement savings plan with a 50% company match of the first 6% of the participant's eligible bi-weekly compensation contributed by the participant to the plan.

Tax Deductibility of Compensation

        Section 162(m) of the Internal Revenue Code limits the deduction a public company is permitted for compensation paid to the chief executive officer and to the four most highly compensated executive officers other than the chief executive officer. Generally, amounts paid in excess of $1,000,000 to a covered executive cannot be deducted, unless the compensation is paid pursuant to a plan which is performance related, non-discretionary and has been approved by shareholders. In its deliberations the Compensation Committee considers ways to maximize deductibility of executive compensation, but nonetheless retains the discretion to compensate executive officers at levels the committee considers commensurate with their responsibilities and achievements. We have not adopted a policy that all executive compensation be fully deductible.

Employment Agreements

        Except as described below, we do not have any agreements, plans or arrangements covering any of our current executive officers that provide separation benefits in addition to those required by applicable law in connection with the termination of employment with us outside the context of a change in control. With respect to such termination, separation benefits, if any, in addition to those required by applicable law, would be determined on a case-by-case basis, taking into account the reasons for the executive's termination, the executive's former position with us, the length of the executive's tenure with us, and any other factors deemed appropriate by the Compensation Committee. In this regard, if Mr. Perry's employment is terminated by ImmunoGen without cause during Mr. Perry's first two years of employment with us, he will be entitled to receive salary continuation benefits over a four month period following such termination. This benefit was approved by the Compensation Committee as part of the overall compensation package negotiated with Mr. Perry as an inducement for him to join ImmunoGen.

Severance Agreements

        We recognize that ImmunoGen, as a publicly-traded company, may become the target of a proposal which could result in a change in control, and that such possibility and the uncertainty and questions which such a proposal may raise among management could cause our executive officers to leave or could distract them in the performance of their duties, to the detriment of ImmunoGen and our shareholders. We have entered into severance agreements with each of our executive officers that are designed to compensate them for the loss of their positions and the loss of anticipated benefits under their unvested equity compensation awards following a change in control of ImmunoGen. The agreements are intended to reinforce and encourage the continued attention of our executive officers to their assigned duties without distraction and to ensure the continued availability to ImmunoGen of each of our executive officers in the event of a proposed change in control transaction. We believe that these objectives are in the best interests of ImmunoGen and our shareholders. We also believe that it is in the best interests of ImmunoGen and our shareholders to offer such agreements to our executive officers insofar as ImmunoGen competes for executive talent in a highly competitive market in which companies routinely offer similar benefits to senior executives.

        The executive is entitled to severance benefits if, within 24 months after a change in control of ImmunoGen, the executive's employment is terminated (1) by us other than for cause or disability or (2) by the executive for good reason. Severance benefits include: payment of 100% of the target bonus under our annual executive bonus program for the fiscal year in which such termination of employment occurs, pro-rated by the number of days the executive is employed by us during such fiscal year; a lump sum cash payment equal to 1.5 times the executive's then current annual base salary (or in the case of our CEO, 2 times); and continuation of health and dental insurance coverage. We believe these severance benefits are reasonable and appropriate for our executive officers in light of the anticipated time it takes high-level executives to secure new positions with responsibilities and compensation that are commensurate with their experience.

        Severance benefits also include the vesting of 100% of the executives' unvested stock options and unvested restricted stock awards and other similar rights. We believe that the equity awards granted to our executive officers have been reasonable in amount and that, in the event of a change in control, it is appropriate that our executive officers receive the full benefit under their equity compensation awards of the increase in ImmunoGen's value attributable to the performance of the current management team.

        For more details concerning our employment agreements and severance agreements, please refer to Potential Payments Upon Termination or Change in Control beginning on page 41 of this proxy statement.

Executive Compensation Determinations for Fiscal Year 2010

        The following discussion describes the Compensation Committee's executive compensation determinations for fiscal year 2010, beginning with a description of the portion of the annual executive bonus program tied to corporate performance.

  Corporate Performance

        The corporate performance criteria for fiscal 2010 were structured into four groups as described in the table below. These criteria included certain pre-defined "stretch" goals that, to the extent met, entitled the executives to receive up to an additional 50% of the portion of their target bonuses tied to corporate performance; however, unless corporate goals (including the "stretch goals") representing at least a 50% payout of the target corporate bonus were achieved, no bonuses would have been paid based on corporate performance. The table also shows the relative weighting of the areas with specific performance objectives within each group based on target, maximum (assuming achievement of "stretch" goals); and actual attainment for fiscal year 2010. As shown in the table, based on our management's assessment of its performance against the performance criteria described below, the Compensation Committee determined that 90% of the portion of the executives' target bonuses tied to corporate performance had been earned for fiscal year 2010.

Corporate Performance Criteria	Target	Max (w/stretch)	Actual
Proprietary Development
IMGN901 clinical progress	15%	15%	5%
IMGN388 clinical progress	10%	10%	10%
Overall patient accrual	—	5%	—
Pipeline expansion programs	15%	15%	15%
Effector molecule development	—	5%	—
Manufacturing-related activities	15%	15%	15%
Manufacturing commitments from partners	—	10%	—
Subtotal	55%	75%	45%
Financial Performance
Operating expenses at or below budget	5%	5%	—
Ending cash balance consistent with budget	5%	5%	5%
18 months projected cash on hand at fiscal year-end	5%	5%	5%
24 months projected cash on hand at fiscal year end	—	5%	5%
Subtotal	15%	20%	15%
Partners
Collaborator #1(1)	—	5%	5%
Collaborator #2(1)	—	5%	—
R&D support revenue at or above budget	10%	15%	15%
Additional licenses from existing partners	10%	10%	10%
Subtotal	20%	35%	30%
Business Development
TAP technology out-licensing opportunities	5%	10%	—
Proprietary product partnership opportunities	5%	10%	—
Subtotal	10%	20%	—
Total	100%	150%	90%

(1)
These objectives were tied to specific milestones relating to our support of collaboration partners that have licensed our TAP technology to develop their own products.

        The Compensation Committee's determination of the executives' bonuses for fiscal year 2010, including the portion, if any, tied to individual performance, is discussed below on an individual-by-individual basis.

  Cash Compensation

        Mr. Junius.    Mr. Junius's annual base salary of $440,000, effective January 1, 2009, remained unchanged for fiscal year 2010. Mr. Junius's target bonus of 45% of base salary also remained unchanged from the previous year.

        For fiscal year 2010, 100% of Mr. Junius's target bonus was tied to corporate performance. Accordingly, Mr. Junius's bonus for fiscal year 2010, as shown in the Summary Compensation Table below, constituted approximately 40.5% of his base salary earned for fiscal year 2010.

        Dr. Lambert.    Dr. Lambert's annual base salary of $328,390, effective July 29, 2008, remained unchanged for fiscal year 2010. Dr. Lambert's target bonus of 35% of base salary also remained unchanged from the previous year.

        For fiscal year 2010, 70% of Dr. Lambert's target bonus was tied to corporate performance, and 30% was tied to individual performance. With respect to the portion tied to individual performance, the committee's determination was based on Mr. Junius's evaluation of Dr. Lambert's accomplishment of specific actions in the areas identified in the following table.

	Target	Actual
Increase visibility of our TAP technology and proprietary pipeline in the scientific community and among peer companies	25%	25%
Advance proprietary pipeline	30%	30%
Assess R&D organization	30%	25%
Optimize intellectual property portfolio	15%	15%
Total	100%	95%

        Based on the foregoing, Dr. Lambert's bonus for fiscal year 2010, as shown in the Summary Compensation Table below, constituted approximately 32% of his base salary earned for fiscal year 2010.

        Dr. O'Leary.    Dr. O'Leary's annual base salary of $330,000, effective upon Dr. O'Leary's date of hire in November 2008, remained unchanged for fiscal year 2010. Dr. O'Leary's target bonus of 30% of base salary also remained unchanged from the previous year.

        For fiscal year 2010, 70% of Dr. O'Leary's target bonus was tied to corporate performance, and 30% was tied to individual performance. With respect to the portion tied to individual performance, the committee's determination was based on Mr. Junius's evaluation of Dr. O'Leary's accomplishment of specific actions in the areas identified in the following table.

	Target	Actual
Attain specific objectives for IMGN901 clinical development	20%	16%
Attain specific objectives for IMGN388 clinical development	20%	20%
Attain specific objectives for IMGN242 clinical development	10%	10%
Devise and begin execution of pivotal strategy for IMGN901 in Merkel cell carcinoma	20%	20%
Devise plan for development of IMGN9091 in small cell lung cancer	15%	15%
Plan organizational changes to meet future requirements	5%	5%
Complete licensing requirements to support preclinical research	10%	10%
Total	100%	96%

        Based on the foregoing, Dr. O'Leary's bonus for fiscal year 2010, excluding his sign-on bonus, as shown in the Summary Compensation Table below, constituted approximately 27.5% of his base salary earned for fiscal year 2010.

        Mr. Perry.    Mr. Perry's annual base salary of $300,000, effective upon Mr. Perry's date of hire in January 2009, remained unchanged for fiscal year 2010. Mr. Perry's target bonus of 30% of base salary also remained unchanged from the previous year.

        For fiscal year 2010, 70% of Mr. Perry's target bonus was tied to corporate performance, and 30% was tied to individual performance. With respect to the portion tied to individual performance, the committee's determination was based on Mr. Junius's evaluation of Mr. Perry's accomplishment of specific actions in the areas identified in the following table.

	Target	Actual
Improve business modeling capabilities	35%	35%
Develop long-term plan for manufacturing capacity	25%	25%
Continue to elevate EH&S awareness throughout organization	20%	20%
Develop calendar to integrate management decision-making with board meeting schedule	20%	20%
Total	100%	100%

        Based on the foregoing, Mr. Perry's bonus for fiscal year 2010, as shown in the Summary Compensation Table below, constituted approximately 27.9% of his base salary earned for fiscal year 2010.

        Mr. Williams.    The committee set Mr. Williams's annual base salary at $245,000 as part of the overall compensation package negotiated with Mr. Williams as an inducement for him to join ImmunoGen in August 2009. At the same time, the committee fixed Mr. Williams's target bonus at 30% of base salary.

        For fiscal year 2010, 70% of Mr. Williams's target bonus was tied to corporate performance, and 30% was tied to individual performance. With respect to the portion tied to individual performance, the committee's determination was based on Mr. Junius's evaluation of Mr. Williams's accomplishment of specific actions in the areas identified in the following table.

	Target	Actual
Advance new business development opportunities	75%	45%
Enhance internal functionality, and internal and external profile of business development group	15%	15%
Clarify outstanding contingent obligations	10%	10%
Total	100%	70%

        Based on the foregoing, Mr. Williams's bonus for fiscal year 2010, as shown in the Summary Compensation Table below, constituted approximately 25.2% of his base salary earned for fiscal year 2010.

  Equity Awards

        On July 24, 2009, we granted annual stock option awards to Mr. Junius, Dr. Lambert, Dr. O'Leary and Mr. Perry covering 167,000, 90,000, 47,000 and 35,000 shares, respectively. On July 24, 2009, we also granted a stock option award covering 80,000 shares to Mr. Williams, effective on the date Mr. Williams started his employment with ImmunoGen (August 17, 2009). Each of the foregoing awards is described in the Outstanding Awards at Fiscal Year-End table on page xx of this proxy statement.

        While the Compensation Committee targets equity compensation at levels that it believes are, on average, consistent with the median rate for comparable positions at our peers, the committee believes that our stock option awards prior to fiscal year 2007 had been below the 50th percentile for our peer group. Beginning in fiscal year 2007, the committee has generally granted annual stock option awards to our executive officers above the median awards granted by our peer group for comparable positions in order to align the total number of shares subject to outstanding stock options more closely with our peer group. Accordingly, Mr. Junius's and Dr. Lambert's awards were slightly above the 50th percentile of the index of comparable positions for the 2009 Peer Group. Dr. O'Leary's and Mr. Perry's awards were reduced below the 50th percentile of the index of comparable positions for the 2009 Peer Group in light of the initial stock option awards granted to them within 12 months of the date of grant of the annual stock option awards. The award to Mr. Williams was part of the overall compensation package negotiated with Mr. Williams as an inducement for him to join ImmunoGen.

How were the executive officers compensated for fiscal year 2010?

        The following table sets forth all compensation paid to our principal executive officer, our principal financial officer and each of our other three most highly compensated executive officers, who are collectively referred to as the "named executive officers," in all capacities for the last three fiscal years.

 Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Daniel M. Junius	2010	$440,000	—	$1,017,030	$178,200	$8,561	$1,643,791
President and Chief	2009	409,500	—	542,000	141,656	9,444	1,102,600
Executive Officer	2008	346,500	$36,382	152,600	57,302	6305	599,089
Gregory D. Perry(5)	2010	300,000	—	213,150	83,700	8,862	605,712
Senior Vice President,	2009	142,500		340,000	37,214	235	519,949
Chief Financial Officer
John M. Lambert, Ph.D.	2010	328,390		548,100	105,167	5,217	986,874
Executive Vice President,	2009	327,087	—	114,450	91,730	5,217	538,484
Research and Development,	2008	295,049	25,554	248,400	41,828	4,553	615,384
and Chief Scientific Officer
James J. O'Leary, M.D.(6)	2010	330,000	17,500	286,230	90,882	9,074	733,686
Vice President and Chief	2009	213,583	52,500	399,000	55,777	1,789	722,649
Medical Officer
Peter J. Williams(7)	2010	213,014		351,200	53,680	8,622	626,516
Vice President,
Business Development

(1)
The amounts shown in this column for fiscal year 2008 represent payments of the portion of our annual executive bonus program for fiscal year 2008 tied to individual performance. The amount shown in this column for fiscal years 2009 and 2010 represent the portions of Dr. O'Leary's sign-on bonus that was paid during fiscal years 2009 and 2010, respectively.

(2)
The amounts shown in this column represent the aggregate grant date fair value of the stock option awards for the years indicated, computed in accordance with FASB ASC Topic 718. Additional information can be found in the footnotes to the Grants of Plan-Based Awards table on page 38 of this proxy statement and in Note B to the consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended June 30, 2010.

(3)
For fiscal years 2010 and 2009, this column represents payments under our annual executive bonus program for each such fiscal year in their entirety. For fiscal year 2008, this column represents payments of the portion of our annual executive bonus program tied to corporate performance.

(4)
The table below shows the components of this column for fiscal year 2010:

Name	401(k) Plan Matching Contribution(a)	Term Life Insurance Premiums	Total All Other Compensation
Daniel M. Junius	$7,796	$765	$8,561
Gregory D. Perry	8,250	612	8,862
John M. Lambert, Ph.D.	4,547	670	5,217
James J. O'Leary, M.D.	8,400	674	9,074
Peter J. Williams	8,198	424	8,622
(a)
The amounts in this column represent our matching contributions allocated to each of the named executive officers who participates in our 401(k) retirement savings plan. All such matching contributions were fully vested upon contribution.
(5)
Mr. Perry joined ImmunoGen on January 9, 2009.

(6)
Dr. O'Leary joined ImmunoGen on November 7, 2008.

(7)
Mr. Williams joined ImmunoGen on August 17, 2009.

Grants of Plan-Based Awards

        The following table shows all awards granted to each of the named executive officers during the last fiscal year.

Grants of Plan-Based Awards

				Possible Future Payments Under Non-Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)
			Compensation Committee Action Date, if Different from Grant Date(1)					Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(2)
Name	Grant Date			Threshold ($)	Target ($)	Maximum ($)
Daniel M. Junius		(3)	—	$99,000	$198,000	$297,000	—	—	—
	7/24/2009	(4)	—	—	—	—	167,000	$9.88	$1,017,030
Gregory D. Perry		(3)	—	—	90,000	121,500	—	—	—
	7/24/2009	(4)	—	—	—	—	35,000	9.88	213,150
John M. Lambert, Ph.D		(3)	—	—	114,936	155,164	—	—	—
	7/24/2009	(4)	—	—	—	—	90,000	9.88	548,100
James J. O'Leary, M.D.		(3)		—	99,000	133,650	—	—	—
	7/24/2009	(4)	—	—	—	—	47,000	9.88	286,230
Peter J. Williams		(3)	—	—	63,904	86,271	—	—	—
	8/17/2009	(5)	7/24/2009	—	—	—	80,000	7.14	351,200

(1)
The Compensation Committee met on July 24, 2009 and voted to grant Mr. Williams an option to purchase 80,000 shares of our common stock, such option award to be effective on the date Mr. Williams started his employment with ImmunoGen and to have an option exercise price equal to the fair market value of our common stock on such start date.

(2)
The amounts shown in this column have been calculated in accordance with FASB ASC Topic 718. Additional information can be found in Note B to the consolidated financial statements in ImmunoGen's Annual Report on Form 10-K for the fiscal year ended June 30, 2010.

(3)
The amounts shown in these rows reflect the possible cash amounts that could have been earned upon achievement of the threshold, target and maximum performance objectives for the annual executive bonus program for fiscal year 2010. In the case of Mr. Junius, whose bonus was tied solely to corporate performance, the threshold amount represent 50% of his target bonus, reflecting the minimum achievement required for any payout based on corporate performance. In the case of the remaining executives, for whom 30% of their respective bonuses (35% in the case of Dr. Lambert) was tied to individual performance, there was effectively no threshold payment since the Compensation Committee reserved the discretion to determine payouts under the portion of the bonus tied to individual performance without regard to any minimum achievement of previously-established goals. Mr. Williams joined ImmunoGen on August 17, 2009, and the amount shown in this row for him has been appropriately pro-rated.

(4)
These stock option awards were granted under our 2006 Plan. The grant date fair value of this award has been calculated using the Black-Scholes option pricing model, based on the following assumptions: expected life of option equal to 6.92 years; expected risk-free interest rate of 3.25%, which is equal to the U.S. Treasury yield curve in effect at the time of grant for instruments with a similar expected life; expected stock volatility of 60.02%; and expected dividend yield of 0%. These awards are also described in the Outstanding Equity Awards at Fiscal Year-End Table.

(5)
This stock option award was granted under our 2006 Plan in connection with the start of Mr. Williams's employment with ImmunoGen. The grant date fair value of this award has been calculated using the Black-Scholes option pricing model, based on the following assumptions: expected life of option equal to 6.92 years; expected risk-free interest rate of 3.09%, which is equal to the U.S. Treasury yield curve in effect at the time of grant for instruments with a similar expected life; expected stock volatility of 60.02%, and expected dividend yield of 0%. This award is also described in the Outstanding Equity Awards at Fiscal Year-End Table.

Outstanding Equity Awards at 2010 Fiscal Year-End

        The following table shows information on all outstanding stock options and unvested restricted stock awards held by the named executive officers at the end of the last fiscal year.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date (mm/dd/yyyy)
Daniel M. Junius	200,000	—	$5.74	05/09/2015
	65,000	—	3.19	06/08/2016
	80,000	—	5.77	06/12/2017
	46,667	23,333(2)	3.30	06/11/2018
	50,000	150,000(3)	4.29	01/01/2019
	—	167,000(4)	9.88	07/24/2019
Gregory D. Perry	39,063	85,937(5)	4.32	01/09/2019
	—	35,000(4)	9.88	07/24/2019
John M. Lambert, Ph.D.	94,500	—	20.75	01/25/2011
	80,000	—	3.95	06/05/2012
	45,000	—	3.91	06/12/2013
	35,000	—	6.27	06/17/2014
	35,000	—	5.35	06/09/2015
	35,000	—	3.19	06/08/2016
	60,000	—	5.77	06/12/2017
	35,000	17,500(2)	3.30	06/11/2018
	—	90,000(4)	9.88	07/24/2019
James J. O'Leary, M.D.	37,500	112,500(6)	4.12	11/07/2018
	—	47,000(4)	9.88	07/24/2019
Peter J. Williams	—	80,000(7)	7.14	08/17/2019

(1)
All option awards granted ImmunoGen are subject to time-based vesting. Accordingly, there are no unearned option awards outstanding. Securities underlying options are shares of our common stock.

(2)
These option awards vest in three equal installments on each of the first three anniversaries of the grant date (June 11, 2008), contingent in each case on the executive remaining either an employee (in the case of an incentive stock option) or an employee, director or consultant (in the case of a non-qualified stock option) of ImmunoGen as of each such date.

(3)
This option award vests in four equal installments on each of the first four anniversaries of the grant date (January 1, 2009), contingent on Mr. Junius remaining either an employee (in the case of an incentive stock option) or an employee, director or consultant (in the case of a non-qualified stock option) of ImmunoGen as of each such date.

(4)
These option awards vest in three equal installments on each of the first three anniversaries of the grant date (July 24, 2009), contingent in each case on the executive remaining either an employee (in the case of an incentive stock option) or an employee, director or consultant (in the case of a non-qualified stock option) of ImmunoGen as of each such date.

(5)
This option award vests as follows: the right to purchase 25% of the shares covered by this award will become exercisable on the first anniversary of the date of grant, and the right to purchase the remaining shares will thereafter become exercisable on a quarterly basis as to 6.25% of the shares covered by the award each quarter, provided that Mr. Perry remains an employee (in the case of an incentive stock option) or an employee, director or consultant (in the case of a non-qualified stock option) of ImmunoGen as of each such date.

(6)
This option award vests in four equal installments on each of the first four anniversaries of the grant date (November 7, 2008), contingent on Dr. O'Leary remaining either an employee (in the case of an incentive stock option) or an employee, director or consultant (in the case of a non-qualified stock option) of ImmunoGen as of each such date.

(7)
This option award vests in four equal installments on each of the first four anniversaries of the grant date (August 17, 2009), contingent on Mr. Williams remaining either an employee (in the case of an incentive stock option) or an employee, director or consultant (in the case of a non-qualified stock option) of ImmunoGen as of each such date.

Options Exercised

        The following table shows information regarding stock option exercises by the named executive officers during the last fiscal year.

Option Exercises

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Daniel M. Junius	—	—
Gregory D. Perry	—	—
John M. Lambert, Ph.D.	70,000	$114,955
James J. O'Leary, M.D.	—	—
Peter J. Williams	—	—

(1)
Amounts shown in this column do not necessarily represent actual value realized from the sale of the shares acquired upon exercise of options because in some cases the shares may not have been sold on exercise but continue to be held by the executive officer exercising the option. The amount shown represents the aggregate difference between the option exercise prices and the market prices on the dates of exercise of the options, which is the amount that would have been realized if the shares had been sold immediately upon exercise of the options.

Potential Payments Upon Termination or Change in Control

        Termination of Employment Not Following a Change in Control.    Except as described below, we do not have any agreements, plans or arrangements covering any of our current executive officers that provide separation benefits in addition to those required by applicable law in connection with the termination of the executive's employment with us outside the context of a change in control. With respect to such termination, separation benefits, if any, in addition to those required by applicable law would be determined on a case-by-case basis, taking into account the reasons for the executive's termination, the executive's former position with us, the length of the executive's tenure with us, and any other factors deemed appropriate by the Compensation Committee. The Compensation Committee has the authority to approve salary and benefit continuation benefits for new hires on a case-by-case basis as circumstances warrant. In this regard, if Mr. Perry's employment is terminated by ImmunoGen without cause during Mr. Perry's first two years of employment with us, he will be entitled to receive salary continuation benefits over a fourth month period following such termination, subject to the release by Mr. Perry of claims against ImmunoGen. This benefit was approved by the Compensation Committee as part of the overall compensation package negotiated with Mr. Perry as an inducement for him to join ImmunoGen. Assuming we had terminated Mr. Perry's employment without cause on June 30, 2010, he would have been entitled to $100,000 in salary continuation benefits.

        Termination of Employment Following a Change in Control.    We have entered into severance agreements with each named executive officer providing for certain benefits in the event of a change in control of ImmunoGen. A change in control includes any of the following events:

  •
  the acquisition by any person of 50% or more of our outstanding common stock pursuant to a transaction which our Board of Directors does not approve;

  •
  a merger or consolidation of ImmunoGen, whether or not approved by our Board, where our voting securities remain outstanding and continue to represent, or are converted into securities of the surviving corporation (or its parent) representing, less than 50% of the total voting power of the surviving entity (or its parent) following such transaction;

  •
  our shareholders approve an agreement for the sale of all or substantially all of ImmunoGen's assets; or

  •
  the "incumbent directors" cease to constitute at least a majority of the members of our Board. "Incumbent directors" include the current members of our Board, plus any future members who are elected or nominated for election by at least a majority of the incumbent directors at the time of such election or nomination, with certain exceptions relating to actual or threatened proxy contests relating to the election of directors to our Board.

        Each named executive officer is entitled to severance benefits if, within the period of two months before or 24 months after a change in control of ImmunoGen, the executive's employment is terminated (1) by us other than for cause or disability or (2) by the executive for good reason. "Cause" is defined to include the executive's intentional act or omission that materially harms ImmunoGen, willful failure or refusal to follow the lawful and proper directives of the CEO or the Board; conviction of the executive for a felony; material fraud or theft relating to ImmunoGen; or breach of our Code of Corporate Conduct, Senior Officer and Financial Personnel Code of Ethics or other contractual obligation to ImmunoGen. "Good reason" is defined in each agreement to include the occurrence of the following events without the executive's consent: a change in the principal location at which the executive performs his duties for us to a new location that is at least 40 miles from the prior location; a material change in the executive's authority, functions duties or responsibilities as compared to his highest position with ImmunoGen; or a material reduction in the executive's base salary or target annual bonus.

        Severance benefits under each agreement include the following:

  •
  Payment of 100% of the executive's target bonus under our annual executive bonus program for the fiscal year in which termination of employment occurs, pro-rated by the number of calendar days the executive is employed by us during such fiscal year;

  •
  A lump sum payment equal to 1.5 times the executive's then current annual base salary (or in the case of Mr. Junius, 2 times);

  •
  Continuation of medical insurance coverage for 18 months (or in the case of Mr. Junius, 24 months) under the same terms available to our active employees; and

  •
  Vesting of 100% of the executive's unvested stock options and unvested restricted stock awards and other similar rights.

        Payment of the above-described severance benefits is subject to the named executive officer releasing all his or her claims against ImmunoGen other than claims that arise from ImmunoGen's obligations under the severance agreement. In addition, the severance benefits will replace any similar compensation that may be provided to the executive under any other agreement or arrangement in relation to termination of employment, with certain exceptions.

        Each agreement provides for a reduction of payments and benefits to be received by the named executive officer pursuant to a change in control to a level where the executive would not be subject to the excise tax pursuant to section 4999 of the Internal Revenue Code, but only if such reduction would put the executive in a better after-tax position than if the payments and benefits were paid in full. In addition, each agreement provides for the payment by ImmunoGen of the executive's legal fees and expenses incurred in connection with the agreement.

        Each agreement continues in effect for two years from its effective date, subject to automatic one-year extensions thereafter unless notice is given of our or the executive's intention not to extend the term of the agreement; provided, however, that the agreement continues in effect for 24 months following a change in control that occurs during the term of the agreement.

        The following table illustrates the potential benefits that would have been received by the named executive officers under the severance agreements described above, assuming we had terminated each executive's employment without cause on June 30, 2010 following a change in control occurring on that date, and using the closing price ($9.27) of our common stock on the NASDAQ Global Market on that date.

 Potential Payments Upon Termination of Employment Following a Change in Control
(Without Cause and Not for a Disability)

Name	Salary/Bonus Lump Sum(1)	Stock Option Acceleration(2)	Healthcare Continuation(3)	Total
Daniel M. Junius	$885,266	$886,298	$36,099	$1,807,663
Gregory D. Perry	540,000	425,388	27,074	992,462
John M. Lambert, Ph.D.	607,521	104,475	27,074	739,070
James J. O'Leary, M.D.	594,000	579,375	11,855	1,185,230
Peter J. Williams	431,404	170,400	27,074	628,878

(1)
Amounts represent the salary-based lump sum payments described above and each executive's target bonus for fiscal year 2010. The amount shown in this column for Mr. Junius reflects a reduction in his salary-based lump sum payment to a level where Mr. Junius would not be subject to the excise tax pursuant to section 4999 of the Internal Revenue Code.

(2)
Any amounts shown in this column would have represented payment of the difference between $9.27 and the exercise price of any in-the-money unvested stock option which would have become exercisable upon termination of the executive's employment without cause following a change in control, multiplied in each case by the number of shares subject to such option.

(3)
Amounts represent 18 months (or in the case of Mr. Junius, 24 months) of healthcare coverage at COBRA rates for the type of coverage ImmunoGen carried for each named executive officer as of June 30, 2010.

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement, and based on such review and discussion, the Compensation Committee recommended to ImmunoGen's Board that the Compensation Discussion and Analysis be included in this proxy statement and be incorporated by reference into ImmunoGen's Annual Report on Form 10-K for the fiscal year ended June 30, 2010.

                      By the Compensation Committee of the Board of
                      Directors of ImmunoGen, Inc.

                      Mark Skaletsky, Chairman
                      Howard H. Pien
                      Richard J. Wallace

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee has reviewed ImmunoGen's audited financial statements for the fiscal year ended June 30, 2010, and discussed these financial statements with ImmunoGen's management. The Audit Committee also has reviewed and discussed the audited financial statements and the matters required to be discussed by the Statement on Auditing Standard No. 61, as amended ("Communication with Audit Committees"), as adopted by the Public Company Accounting Oversight Board (the "PCAOB") in Rule 3200T, with Ernst & Young LLP, ImmunoGen's independent registered public accounting firm. In addition, the Audit Committee received the letter from Ernst & Young LLP required by PCAOB Rule 3526 ("Communication with Audit Committees Concerning Independence"), and has discussed with Ernst & Young LLP its independence.

        Based on its review and the discussions referred to above, the Audit Committee recommended to ImmunoGen's Board that the audited financial statements be included in ImmunoGen's Annual Report on Form 10-K for the fiscal year ended June 30, 2010.

                      By the Audit Committee of the Board of Directors of
                      ImmunoGen, Inc.

                      Stephen C. McCluski, Chairman
                      David W. Carter
                      Mark Skaletsky

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
(Notice Item 4)

        Our Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2011. The Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. In making its determination regarding whether to appoint or retain a particular independent registered public accounting firm, the Audit Committee takes into account the views of management, and will take into account the vote of our shareholders with respect to the ratification of the appointment of our independent registered public accounting firm.

        Ernst & Young LLP served as our independent registered public accounting firm for the fiscal year ended June 30, 2010 and also provided certain other audit-related services. We expect that a representative of Ernst & Young LLP will be present at the meeting and will have the opportunity to make a statement if he or she desires and to respond to appropriate questions.

Recommendation

        The Board recommends a vote "FOR" the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2011.

        What were the fees of our independent registered public accounting firms for services rendered to us during the last two fiscal years?

        The aggregate fees for professional services rendered for us by Ernst & Young LLP for the fiscal years ended June 30, 2010 and 2009 were as follows:

	2010	2009
Audit	$310,000	$315,600
Audit-Related	65,000	57,000
Tax	—	—
All Other	—	—

	$375,000	$372,600

        Audit fees for fiscal years 2010 and 2009 were for professional services provided for the audits of our consolidated financial statements and our internal control over financial reporting as well as reviews of the financial statements included in each of our quarterly reports on Form 10-Q.

        Audit-related fees for fiscal years 2010 and 2009 were for due diligence-related work in connection with our public offerings in May 2010 and June 2009 and consents relating to registration statements.

What is the Audit Committee's pre-approval policy?

        The Audit Committee pre-approves all auditing services and the terms of non-audit services provided by our independent registered public accounting firm, but only to the extent that the non-audit services are not prohibited under applicable law and the committee determines that the non-audit services do not impair the independence of the independent registered public accounting firm. In situations where it is impractical to wait until the next regularly scheduled quarterly meeting, the chairman of the committee has been delegated authority to approve audit and non-audit services to be provided by our independent registered public accounting firm. Fees payable to our independent registered public accounting firm for any specific, individual service approved by the chairman pursuant to the above-described delegation of authority may not exceed $100,000, plus reasonable and customary out-of-pocket expenses, and the chairman is required to report any such approvals to the full committee at its next scheduled meeting.

        The pre-approval requirement is waived with respect to the provision of non-audit services by our independent registered public accounting firm if (1) the aggregate amount of all such non-audit services provided to us constitutes not more than five percent of the total fees paid by us to our independent registered public accounting firm during the fiscal year in which such non-audit services were provided, (2) such services were not recognized at the time of the engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Audit Committee and approved by the committee or by one or more of its members to whom authority to grant such approvals has been delegated by the committee prior to the completion of the independent registered public accounting firm's audit. During fiscal years 2009 and 2008, none of the non-audit services provided to us by our independent registered public accounting firm was required to be approved by the Audit Committee pursuant to the so-called "de minimis" exception described above.

        The Audit Committee has considered and determined that the provision of the non-audit services described is compatible with maintaining the independence of our registered public accounting firm.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons beneficially owning more than 10% of our outstanding common stock to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Officers, directors and beneficial owners of more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        Based solely on copies of such forms furnished as provided above, or written representations from our officers and directors that no Forms 5 were required, we believe that during the fiscal year ended June 30, 2010 all Section 16(a) filing requirements applicable to our officers, directors and beneficial owners of greater than 10% of our common stock were complied with, except as follows. Form 4s reporting the issuance of 697 and 557 deferred stock units to Mr. Pien and Dr. Villafranca, respectively, on December 31, 2009 were filed late on February 5, 2010; and the sale of 2,168 shares of common stock by a trust for the benefit of Mr. Pien on December 28, 2009 was reported on Form 5 filed on August 10, 2010.

SHAREHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

        Under regulations adopted by the SEC, any shareholder proposal submitted for inclusion in ImmunoGen's proxy statement relating to the 2011 annual meeting of shareholders must be received at our principal executive offices on or before June 6, 2011.

        In addition to the SEC requirements regarding shareholder proposals, our by-laws contain provisions regarding matters to be brought before shareholder meetings. If shareholder proposals, including proposals relating to the election of directors, are to be considered at the 2011 annual meeting of shareholders, notice of them, whether or not they are included in ImmunoGen's proxy statement and form of proxy, must be given by personal delivery or by United States mail, postage prepaid, to the Corporate Secretary on or before August 20, 2011. The notice must include the information set forth in our by-laws. Proxies solicited by the Board will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

        It is suggested that any shareholder proposal be submitted by certified mail, return receipt requested.

CERTAIN MATTERS RELATING TO PROXY MATERIALS

        The SEC has adopted a rule that allows us or your broker to send a single set of proxy materials and annual reports to any household at which two or more of our shareholders reside, if we or your broker believe that the shareholders are members of the same family. This practice, referred to as "householding," benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce our expenses. The rule applies to our annual reports, proxy materials (including the Notice) and information statements. Once you receive notice from your broker or from us that communications to your address will be "householded," the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each shareholder will continue to receive a separate proxy card or voting instruction card.

        If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate Notice and, if applicable, other proxy materials, please notify your broker, or if you are holding a physical stock certificate, direct your written or oral request to Mellon Investor Services LLC, Newport Office Center VII, 480 Washington Boulevard, Jersey City, New Jersey 07310, telephone number (888) 810-7458. Shareholders who currently receive multiple copies of the Notice and, if applicable, other proxy materials at their address and would like to request "householding" of their communications should contact their broker or Mellon Investor Services LLC.

OTHER MATTERS

        We know of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed in this proxy statement. However, if any other matters properly come before the meeting, the persons named in the accompanying proxy card will vote in accordance with their best judgment.

ANNUAL REPORT ON FORM 10-K

        You may obtain a copy of our annual report on Form 10-K for the fiscal year ended June 30, 2010 (without exhibits) without charge by writing to: Investor Relations, ImmunoGen, Inc., 830 Winter Street, Waltham, MA 02451.

                      By Order of the Board of Directors

                      CRAIG BARROWS, Secretary

October 4, 2010

EXHIBIT A

IMMUNOGEN, INC.

2006 EMPLOYEE, DIRECTOR AND CONSULTANT EQUITY INCENTIVE PLAN
(as amended September 22, 2010(1))

1.
DEFINITIONS.

  Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this ImmunoGen, Inc. 2006 Employee, Director and Consultant Equity Incentive Plan, have the following meanings:

    Administrator means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the Administrator means the Committee.

    Affiliate means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

    Agreement means an agreement between the Company and a Participant delivered pursuant to the Plan, in such form as the Administrator shall approve.

    Board of Directors means the Board of Directors of the Company.

    Cause shall include (and is not limited to) dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company, and conduct substantially prejudicial to the business of the Company or any Affiliate provided, however that any provision in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of "cause" for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to that Participant. The determination of the Administrator as to the existence of Cause will be conclusive on the Participant and the Company.

    Change of Control means the occurrence of any of the following events:

    (i)
    Ownership. Any "Person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the "Beneficial Owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities (excluding for this purpose any such voting securities held by the Company or its Affiliates or by any employee benefit plan of the Company) pursuant to a transaction or a series of related transactions which the Board of Directors does not approve; or

(1)
Amendment in Section 3(a) is subject to shareholder approval.

    (ii)
    Merger/Sale of Assets. (A) A merger or consolidation of the Company whether or not approved by the Board of Directors, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation; or (B) the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

    (iii)
    Change in Board Composition. A change in the composition of the Board of Directors, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of November 11, 2006, or (B) are elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

    Code means the United States Internal Revenue Code of 1986, as amended.

    Committee means the committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.

    Common Stock means shares of the Company's common stock, $.01 par value per share.

    Company means ImmunoGen, Inc., a Massachusetts corporation.

    Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.

    Employee means any employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.

    Fair Market Value of a Share of Common Stock means:

    (1)    If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or last price of the Common Stock on the composite tape or other comparable reporting system for the trading day on the applicable date, which is the date of grant, and if such applicable date is not a trading day, the last market trading day prior to such date;

    (2)    If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common

    Stock was traded on the applicable date, which is the date of grant, and if such applicable date is not a trading day, the last market trading day prior to such date; and

    (3)    If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine.

    ISO means an option meant to qualify as an incentive stock option under Section 422 of the Code.

    Non-Qualified Option means an option which is not intended to qualify as an ISO.

    Option means an ISO or Non-Qualified Option granted under the Plan.

    Participant means an Employee, director or consultant of the Company or an Affiliate to whom one or more Stock Rights are granted under the Plan. As used herein, "Participant" shall include "Participant's Survivors" where the context requires.

    Plan means this ImmunoGen, Inc. 2006 Employee, Director and Consultant Equity Incentive Plan.

    Shares means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

    Stock-Based Award means a grant by the Company under the Plan of an equity award or an equity based award which is not an Option or a Stock Grant.

    Stock Grant means a grant by the Company of Shares under the Plan.

    Stock Right means a right to Shares or the value of Shares of the Company granted pursuant to the Plan—an ISO, a Non-Qualified Option, a Stock Grant or a Stock-Based Award.

    Survivor means a deceased Participant's legal representatives and/or any person or persons who acquired the Participant's rights to a Stock Right by will or by the laws of descent and distribution.

2.
PURPOSES OF THE PLAN.

        The Plan is intended to encourage ownership of Shares by Employees and directors of and certain consultants to the Company in order to attract and retain such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs, Non-Qualified Options, Stock Grants and Stock-Based Awards.

3.
SHARES SUBJECT TO THE PLAN.

        (a)   The number of Shares which may be issued from time to time pursuant to this Plan shall be the sum of: (i) ~~4,500,000~~ 8,500,000 shares of Common Stock and (ii) any shares of Common Stock that are represented by awards granted under the Company's Restated Stock Option Plan that are forfeited, expire or are cancelled without delivery of shares of Common Stock or which result in the forfeiture of shares of Common Stock back to the Company on or after November 11, 2006, or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 24 of this Plan; provided, however, that no more than 5,900,000 Shares shall be added to the Plan pursuant to this provision.

        (b)   If an Option ceases to be "outstanding", in whole or in part (other than by exercise), or if the Company shall reacquire (at not more than its original issuance price) any Shares issued pursuant to a Stock Grant or Stock-Based Award, or if any Stock Right expires or is forfeited, cancelled, or otherwise terminated or results in any Shares not being issued, the unissued Shares which were subject to such Stock Right shall again be available for issuance from time to time pursuant to this Plan. Notwithstanding the foregoing, if a Stock Right is exercised, in whole or in part, by tender of Shares or if the Company's tax withholding obligation is satisfied by withholding Shares, the number of Shares deemed to have been issued under the Plan for purposes of the limitations set forth in Paragraph 3(a) above shall be the number of Shares that were subject to the Stock Right or portion thereof, and not the net number of Shares actually issued and any stock appreciation right to be settled in shares of Common Stock shall be counted in full against the number of Shares available for issuance under the Plan, regardless of the number of exercise gain shares issued upon settlement of the stock appreciation right.

        (c)   Not more than 1,000,000 of the total number of Shares reserved for issuance under the Plan pursuant to Paragraph 3(a) above (as adjusted under Paragraph 24 of this Plan) may be granted as Stock Grants and other Stock-Based Awards whose intrinsic value is not solely dependent on appreciation in the price of the Common Stock after the date of grant ("Full Value Awards"). Options and any other similar Stock-Based Awards shall not be subject to, and shall not count against, the limit described in the preceding sentence. If a Full Value Award expires, is forfeited, or otherwise lapses, the Shares that were subject to the Full Value Award shall be restored to the total number of Shares available for grant as Full Value Awards pursuant to this paragraph. Except in the case of death, disability, retirement or Change of Control, Full Value Awards shall not vest, and any right of the Company to restrict or reacquire Shares subject to Full Value Awards shall not lapse, (i) in the case of performance-based vesting, less than one (1) year from the date of grant and (ii) in the case of time-based vesting, less than three (3) years from the date of grant, provided that time-based vesting may occur incrementally over such three-year period. Notwithstanding the foregoing, Full Value Awards may be granted to non-employee directors having time-based vesting of less than three (3) years from the date of grant so long as no more than ten percent (10%) of the Shares reserved for issuance under the Plan pursuant to Paragraph 3(a) above (as adjusted under Paragraph 24 of this Plan) may be granted in the aggregate pursuant to such awards from and after September 22, 2010 .

4.
ADMINISTRATION OF THE PLAN.

        The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:

  a.
  Interpret the provisions of the Plan and all Stock Rights and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

  b.
  Determine which Employees, directors and consultants shall be granted Stock Rights;

  c.
  Determine the number of Shares for which a Stock Right or Stock Rights shall be granted, provided, however, that in no event shall Stock Rights with respect to more than 500,000 Shares be granted to any Participant in any fiscal year;

  d.
  Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted; and

  e.
  Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws applicable to the Company or to Plan Participants or to otherwise facilitate the administration of the Plan, which sub-plans may include additional restrictions or conditions applicable to Stock Rights or Shares issuable pursuant to a Stock Right;

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee. In addition, if the Administrator is the Committee, the Board of Directors may take any action under the Plan that would otherwise be the responsibility of the Committee.

        To the extent permitted under applicable law, the Board of Directors or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it; provided that only a Committee consisting solely of non-employee directors (or the full Board when only non-employee directors are present and voting) shall have the authority to grant Options, Stock Grants or Stock-Based Awards to non-employee directors, or to amend the terms of any such awards in a manner that would accelerate the exercisability or vesting of, or lapsing of any right by the Company to restrict or reacquire Shares subject to, all or any portion of any such award. The Board of Directors or the Committee may revoke any such allocation or delegation at any time.

5.
ELIGIBILITY FOR PARTICIPATION.

        The Administrator will, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be an Employee, director or consultant of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an Employee, director or consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Agreement evidencing such Stock Right. ISOs may be granted only to Employees. Non-Qualified Options, Stock Grants and Stock-Based Awards may be granted to any Employee, director or consultant of the Company or an Affiliate. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights.

6.
TERMS AND CONDITIONS OF OPTIONS.

        Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto. The Option Agreements shall be subject to at least the following terms and conditions:

  a.
  Non-Qualified Options: Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:

  i.
  Option Price: Each Option Agreement shall state the option price (per share) of the Shares covered by each Option, which option price shall be determined by the Administrator but shall not be less than the Fair Market Value per share of Common Stock.

  ii.
  Number of Shares: Each Option Agreement shall state the number of Shares to which it pertains.

  iii.
  Option Periods: Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, provided that each Non-Qualified Option shall terminate not more than ten years from the date of the grant. Each Option Agreement may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated goals or events.

  iv.
  Option Conditions: Exercise of any Option may be conditioned upon the Participant's execution of a Share purchase agreement in form satisfactory to the Administrator providing for certain protections for the Company and its other shareholders, including requirements that:

  A.
  The Participant's or the Participant's Survivors' right to sell or transfer the Shares may be restricted; and

  B.
  The Participant or the Participant's Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

  b.
  ISOs: Each Option intended to be an ISO shall be issued only to an Employee and be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

  i.
  Minimum standards: The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(a) above.

    ii.
    Option Price: Immediately before the ISO is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:

    A.
    10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than 100% of the Fair Market Value per share of the Shares on the date of the grant of the Option; or

    B.
    More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than 110% of the Fair Market Value on the date of grant.

    iii.
    Term of Option: For Participants who own:

    A.
    10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide; or

    B.
    More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than five years from the date of the grant or at such earlier time as the Option Agreement may provide.

    iv.
    Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of ISOs which may become exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined at the time each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed $100,000.

7.
TERMS AND CONDITIONS OF STOCK GRANTS.

        Each offer of a Stock Grant to a Participant shall state the date prior to which the Stock Grant must be accepted by the Participant, and the principal terms of each Stock Grant shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:

  (a)
  Each Agreement shall state the purchase price (per share), if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by the Massachusetts General Corporation Law on the date of the grant of the Stock Grant;

  (b)
  Each Agreement shall state the number of Shares to which the Stock Grant pertains; and

  (c)
  Each Agreement shall include the terms of any right of the Company to restrict or reacquire the Shares subject to the Stock Grant, including the time and events upon which such rights shall accrue and the purchase price therefor, if any.

8.
TERMS AND CONDITIONS OF OTHER STOCK-BASED AWARDS.

        The Administrator shall have the right to grant other Stock-Based Awards based upon the Common Stock having such terms and conditions as the Administrator may determine, including,

without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Shares and the grant of stock appreciation rights, phantom stock awards, stock units deferred or otherwise. The principal terms of each Stock-Based Award shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company. Under no circumstances may the Agreement covering stock appreciation rights (a) have an exercise price (per share) that is less than the Fair Market Value per share of Common Stock on the date of grant or (b) expire more than ten years following the date of grant.

9.
EXERCISE OF OPTIONS AND ISSUE OF SHARES.

        An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee, together with provision for payment of the full purchase price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the purchase price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option and held for at least six months, or (c) at the discretion of the Administrator, by having the Company retain from the shares otherwise issuable upon exercise of the Option, a number of shares having a Fair Market Value equal as of the date of exercise to the exercise price of the Option, or (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (e) at the discretion of the Administrator, by any combination of (a), (b), (c) and (d) above or (f) at the discretion of the Administrator, payment of such other lawful consideration as the Administrator may determine. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

        The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant's Survivors, as the case may be). In determining what constitutes "reasonably promptly," it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or "blue sky" laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.

        The Administrator shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Administrator shall not accelerate the exercise date of any installment of any Option granted to an Employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Paragraph 27) without the prior approval of the Employee, if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6(b)(iv).

        The Administrator may, in its discretion, amend any term or condition of an outstanding Option provided (i) such term or condition as amended is permitted by the Plan, (ii) any such amendment shall be made only with the consent of the Participant to whom the Option was granted, or in the event of the death of the Participant, the Participant's Survivors, if the amendment is adverse to the Participant, and (iii) any such amendment of any Option shall be made only after the Administrator determines whether such amendment would constitute a "modification" of any Option which is an ISO (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holder of such Option including, but not limited to, pursuant to Section 409A of the Code.

10.
ACCEPTANCE OF STOCK GRANTS AND STOCK-BASED AWARDS AND ISSUE OF SHARES.

        A Stock Grant or Stock-Based Award (or any part or installment thereof) shall be accepted by executing the applicable Agreement and delivering it to the Company or its designee, together with provision for payment of the full purchase price, if any, in accordance with this Paragraph for the Shares as to which such Stock Grant or Stock-Based Award is being accepted, and upon compliance with any other conditions set forth in the applicable Agreement. Payment of the purchase price for the Shares as to which such Stock Grant or Stock-Based Award is being accepted shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months and having a Fair Market Value equal as of the date of acceptance of the Stock Grant or Stock Based-Award to the purchase price of the Stock Grant or Stock-Based Award, or (c) at the discretion of the Administrator, by any combination of (a) and (b) above; or (d) at the discretion of the Administrator, payment of such other lawful consideration as the Administrator may determine.

        The Company shall then, if required by the applicable Agreement, reasonably promptly deliver the Shares as to which such Stock Grant or Stock-Based Award was accepted to the Participant (or to the Participant's Survivors, as the case may be), subject to any escrow provision set forth in the applicable Agreement. In determining what constitutes "reasonably promptly," it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or "blue sky" laws) which requires the Company to take any action with respect to the Shares prior to their issuance.

        The Administrator may, in its discretion, amend any term or condition of an outstanding Stock Grant, Stock-Based Award or applicable Agreement provided (i) such term or condition as amended is permitted by the Plan, and (ii) any such amendment shall be made only with the consent of the Participant to whom the Stock Grant or Stock-Based Award was made, if the amendment is adverse to the Participant.

11.
RIGHTS AS A SHAREHOLDER.

        No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Shares covered by such Stock Right, except after due exercise of the Option or acceptance of the Stock Grant or as set forth in any Agreement, and tender of the full purchase price, if any, for the Shares being purchased pursuant to such exercise or acceptance and registration of the Shares in the Company's share register in the name of the Participant.

12.
ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS.

        By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as approved by the

Administrator in its discretion and set forth in the applicable Agreement. Notwithstanding the foregoing, an ISO transferred except in compliance with clause (i) above shall no longer qualify as an ISO. The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Paragraph. Except as provided above, a Stock Right shall only be exercisable or may only be accepted, during the Participant's lifetime, by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

13.
EFFECT ON OPTIONS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE OR DEATH OR DISABILITY.

        Except as otherwise provided in a Participant's Option Agreement, in the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:

  a.
  A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate (for any reason other than termination for Cause, Disability, or death for which events there are special rules in Paragraphs 14, 15, and 16, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in a Participant's Option Agreement.

  b.
  Except as provided in Subparagraph (c) below, or Paragraph 15 or 16, in no event may an Option intended to be an ISO, be exercised later than three months after the Participant's termination of employment.

  c.
  The provisions of this Paragraph, and not the provisions of Paragraph 15 or 16, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy; provided, however, in the case of a Participant's Disability or death within three months after the termination of employment, director status or consultancy, the Participant or the Participant's Survivors may exercise the Option within one year after the date of the Participant's termination of service, but in no event after the date of expiration of the term of the Option.

  d.
  Notwithstanding anything herein to the contrary, if subsequent to a Participant's termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Board of Directors determines that, either prior or subsequent to the Participant's termination, the Participant engaged in conduct which would constitute Cause, then such Participant shall forthwith cease to have any right to exercise any Option.

  e.
  A Participant to whom an Option has been granted under the Plan who is absent from the Company or an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant's employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

  f.
  Except as required by law or as set forth in a Participant's Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant's status within or among the Company and any Affiliates, so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

14.
EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR CAUSE.

        Except as otherwise provided in a Participant's Option Agreement, the following rules apply if the Participant's service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated for Cause prior to the time that all his or her outstanding Options have been exercised:

  a.
  All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated for Cause will immediately be forfeited.

  b.
  Cause is not limited to events which have occurred prior to a Participant's termination of service, nor is it necessary that the Administrator's finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant's termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant's termination the Participant engaged in conduct which would constitute Cause, then the right to exercise any Option is forfeited.

15.
EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR DISABILITY.

        Except as otherwise provided in a Participant's Option Agreement:

  a.
  A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant:

            (i)    To the extent that the Option has become exercisable but has not been exercised on the date of Disability; and

            (ii)   In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of Disability.

  b.
  A Disabled Participant may exercise such rights only within the period ending one year after the date of the Participant's Disability, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become Disabled and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

  c.
  The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

16.
EFFECT ON OPTIONS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

        Except as otherwise provided in a Participant's Option Agreement:

  a.
  In the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate, such Option may be exercised by the Participant's Survivors:

            (i)    To the extent that the Option has become exercisable but has not been exercised on the date of death; and

            (ii)   In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant's date of death.

  b.
  If the Participant's Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

17.
EFFECT OF TERMINATION OF SERVICE ON UNACCEPTED STOCK GRANTS.

        In the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate for any reason before the Participant has accepted a Stock Grant, such offer shall terminate.

        For purposes of this Paragraph 17 and Paragraph 18 below, a Participant to whom a Stock Grant has been offered and accepted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant's employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

        In addition, for purposes of this Paragraph 17 and Paragraph 18 below, any change of employment or other service within or among the Company and any Affiliates shall not be treated as a termination of employment, director status or consultancy so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

18.
EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE OR DEATH OR DISABILITY.

        Except as otherwise provided in a Participant's Stock Grant Agreement, in the event of a termination of service (whether as an employee, director or consultant), other than termination for Cause, Disability, or death for which events there are special rules in Paragraphs 19, 20, and 21, respectively, before all forfeiture provisions or Company rights of repurchase shall have lapsed, then the Company shall have the right to cancel or repurchase that number of Shares subject to a Stock Grant as to which the Company's forfeiture or repurchase rights have not lapsed.

19.
EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE FOR CAUSE.

        Except as otherwise provided in a Participant's Stock Grant Agreement, the following rules apply if the Participant's service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated for Cause:

  a.
  All Shares subject to any Stock Grant that remain subject to forfeiture provisions or as to which the Company shall have a repurchase right shall be immediately forfeited to the Company as of the time the Participant is notified his or her service is terminated for Cause.

  b.
  Cause is not limited to events which have occurred prior to a Participant's termination of service, nor is it necessary that the Administrator's finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant's termination of service, that either prior or subsequent to the Participant's termination the Participant engaged in conduct which would constitute Cause, then the Company's right to repurchase all of such Participant's Shares shall apply.

20.
EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE FOR DISABILITY.

        Except as otherwise provided in a Participant's Stock Grant Agreement, the following rules apply if a Participant ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability: to the extent the forfeiture provisions or the Company's rights of repurchase have not lapsed on the date of Disability, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant through the date of Disability as would have lapsed had the Participant not become Disabled. The proration shall be based upon the number of days accrued prior to the date of Disability.

        The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

21.
EFFECT ON STOCK GRANTS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

        Except as otherwise provided in a Participant's Stock Grant Agreement, the following rules apply in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate: to the extent the forfeiture provisions or the Company's rights of repurchase have not lapsed on the date of death, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant through the date of death as would have lapsed had the Participant not died. The proration shall be based upon the number of days accrued prior to the Participant's death.

22.
PURCHASE FOR INVESTMENT.

        Unless the offering and sale of the Shares to be issued upon the particular exercise or acceptance of a Stock Right shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the "1933 Act"), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

  a.
  The person(s) who exercise(s) or accept(s) such Stock Right shall warrant to the Company, prior to the receipt of such Shares, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their Shares issued pursuant to such exercise or such grant:

      "The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws."

  b.
  At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise or acceptance in compliance with the 1933 Act without registration thereunder.

23.
DISSOLUTION OR LIQUIDATION OF THE COMPANY.

        Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Grants and Stock-Based Awards which have not been accepted will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant's Survivors have not otherwise terminated and expired, the Participant or the Participant's Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation. Upon the dissolution or liquidation of the Company, any outstanding Stock-Based Awards shall immediately terminate unless otherwise determined by the Administrator or specifically provided in the applicable Agreement.

24.
ADJUSTMENTS.

        Upon the occurrence of any of the following events, a Participant's rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in a Participant's Agreement:

        a.     Stock Dividends and Stock Splits.    If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise of an Option or acceptance of a Stock Grant shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made including, in the purchase price per share, to reflect such events. The number of Shares subject to the limitations in Paragraph 3(a) and 4(c) shall also be proportionately adjusted upon the occurrence of such events.

        b.     Corporate Transactions.    If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets other than a transaction to merely change the state of incorporation (a "Corporate Transaction"), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Options must be exercised (all Options being made fully exercisable for purposes of this Subparagraph), within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Options (all Options being made fully exercisable for purposes of this Subparagraph), over the exercise price thereof.

        With respect to outstanding Stock Grants, the Administrator or the Successor Board, shall either (i) make appropriate provisions for the continuation of such Stock Grants on the same terms and conditions by substituting on an equitable basis for the Shares then subject to such Stock Grants either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) terminate all Stock Grants in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Stock Grants over the purchase price thereof, if any. In addition, in the event of a Corporate Transaction, the Administrator may waive any or all Company forfeiture or repurchase rights with respect to outstanding Stock Grants.

        c.     Recapitalization or Reorganization.    In the event of a recapitalization or reorganization of the Company other than a Corporate Transaction pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option or accepting a Stock Grant after the recapitalization or reorganization shall be entitled to receive for the purchase price paid upon such exercise or acceptance of the number of replacement securities which would have been received if such Option had been exercised or Stock Grant accepted prior to such recapitalization or reorganization.

        d.     Adjustments to Stock-Based Awards.    Upon the happening of any of the events described in Subparagraphs a, b or c above, any outstanding Stock-Based Award shall be appropriately adjusted to reflect the events described in such Subparagraphs. The Administrator or the Successor Board shall determine the specific adjustments to be made under this Paragraph 24, including, but not limited to the effect if any, of a Change of Control and, subject to Paragraph 4, its determination shall be conclusive.

        e.     Modification of ISOs.    Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph a, b or c above with respect to ISOs shall be made only after the Administrator determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Administrator determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments, unless the holder of an ISO specifically requests in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such "modification" on his or her income tax treatment with respect to the ISO. This paragraph shall not apply to the acceleration of the vesting of any ISO that would cause any portion of the ISO to violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6b(iv).

25.
ISSUANCES OF SECURITIES.

        Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.

26.
FRACTIONAL SHARES.

        No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

27.
CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOs.

        The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant's ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Company or an Affiliate at the time of such conversion. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

28.
WITHHOLDING.

        In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act ("F.I.C.A.") withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant's salary, wages or other remuneration in connection with the exercise or acceptance of a Stock Right or in connection with a Disqualifying Disposition (as defined in Paragraph 29) or upon the lapsing of any forfeiture provision or right of repurchase or for any other reason required by law, the Company may withhold from the Participant's compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the

Company's Common Stock is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the fair market value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant's payment of such additional withholding.

29.
NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

        Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such shares before the later of (a) two years after the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO, except as otherwise provided in Section 424(c) of the Code. If the Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

30.
TERMINATION OF THE PLAN.

        The Plan will terminate on September 4, 2016, 10 years from the date of the adoption of the Plan by the Board, the date which is ten years from the earlier of the date of its adoption by the Board of Directors and the date of its approval by the shareholders of the Company. The Plan may be terminated at an earlier date by vote of the shareholders or the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any Agreements executed prior to the effective date of such termination.

31.
AMENDMENT OF THE PLAN AND AGREEMENTS.

        The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, and to the extent necessary to qualify the shares issuable upon exercise or acceptance of any outstanding Stock Rights granted, or Stock Rights to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. In addition, if Nasdaq amends its corporate governance rules so that such rules no longer require stockholder approval of "material amendments" of equity compensation plans, then, from and after the effective date of such an amendment to the Nasdaq rules, no amendment of the Plan which (i) materially increases the number of shares to be issued under the Plan (other than to reflect a reorganization, stock split, merger, spinoff or similar transaction); (ii) materially increases the benefits to Participants, including any material change to: (a) permit a repricing (or decrease in exercise price) of outstanding Options, (b) reduce the price at which Shares or Options may be offered, or (c) extend the duration of the Plan; (iii) materially expands the class of Participants eligible to participate in the Plan; or (iv) expands the types of awards provided under the Plan shall become effective unless stockholder approval is obtained. Any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Agreements may be amended by the Administrator in a manner which is not adverse to the Participant. Notwithstanding the foregoing, except in the case of death, disability, retirement or Change of Control, outstanding Agreements may not be amended by the Administrator (or the Board) in a manner that would accelerate the exercisability or vesting of, or lapsing of any right by the Company to restrict or reacquire Shares subject to, all or any portion of any Option, Stock Grant or other Stock-Based Award.

32.
EMPLOYMENT OR OTHER RELATIONSHIP.

        Nothing in this Plan or any Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

33.
GOVERNING LAW.

        This Plan shall be construed and enforced in accordance with the law of The Commonwealth of Massachusetts.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date IMMUNOGEN, INC. M26966-P01376 IMMUNOGEN, INC. 830 WINTER STREET WALTHAM, MA 02451 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. Please indicate if you plan to attend this meeting. For Against Abstain 4. To ratify the appointment of Ernst & Young LLP as ImmunoGen's independent registered public accounting firm for the fiscal year ending June 30, 2011 1. To fix the number of members of the Board of Directors at nine (9) For address changes and/or comments, please check this box and write them on the back where indicated. For All Withhold All For All Except 0 0 0 0 0 0 Yes No 0 0 0 0 0 0 0 0 0 Vote on Directors 01) Mitchel Sayare, Ph.D. 02) David W. Carter 03) Mark Skaletsky 04) Joseph J. Villafranca, Ph.D. 05) Nicole Onetto, MD 2. Election of Directors Nominees: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends that you vote FOR the following: The Board of Directors recommends you vote FOR the following proposals: 06) Stephen C. McCluski 07) Richard J. Wallace 08) Daniel M. Junius 09) Howard H. Pien 3. To approve an amendment to the 2006 Employee, Director and Consultant Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder by 4,000,000 In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS INDICATED, SUCH SHARES WILL BE VOTED "FOR" ITEMS 1, 2, 3 AND 4. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) IMMUNOGEN, INC. This Proxy is Solicited by Shareholders Annual Meeting of the Board of Directors 11/16/2010 11:00 AM The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated October 4, 2010, and does hereby appoint Daniel M. Junius and Gregory D. Perry or either of them (the "proxies"), as the undersigned's attorneys-in-fact and proxies, with full power of substitution in each, for and in the name of the undersigned, with all the powers the undersigned would possess if personally present, hereby revoking any proxy heretofore given, to appear and represent and vote all shares of Common Stock of ImmunoGen, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at the offices of the Company, 830 Winter Street, Waltham, Massachusetts on Tuesday, November 16, 2010, at 11:00 a.m., Eastern Standard Time, and at any adjournments thereof. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. Continued and to be signed on reverse side M26967-P01376